Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 1 of 145 UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION ENTERED 07/09/2019 ) In re: ) Chapter 11 ) VANGUARD NATURAL ) Case No. 19-31786 (DRJ) RESOURCES, INC., et al.,1 ) ) Debtors. ) (Jointly Administered) ) FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE AMENDED JOINT PLAN OF REORGANIZATION (AS MODIFIED) OF VANGUARD NATURAL RESOURCES, INC. AND ITS DEBTOR AFFILIATES The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2 a. commenced the above captioned chapter 11 cases (these “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532. (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”); b. continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code; 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Vanguard Natural Resources, Inc. (1494); Eagle Rock Acquisition Partnership, L.P. (6706); Eagle Rock Acquisition Partnership II, L.P. (0903); Eagle Rock Energy Acquisition Co., Inc. (4564); Eagle Rock Energy Acquisition Co. II, Inc. (3364); Eagle Rock Upstream Development Company, Inc. (0113); Eagle Rock Upstream Development Company II, Inc. (7453); Escambia Asset Co. LLC (2000); Escambia Operating Co. LLC (3869); Vanguard Natural Gas, LLC (1004); Vanguard Operating, LLC (9331); and VNR Holdings, LLC (6371). The location of the Debtors’ service address is: 5847 San Felipe, Suite 3000, Houston, Texas 77057. 2 Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) shall have the meanings given to them in the Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 569], attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof and this Confirmation Order, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 2 of 145 c. entered into that certain Plan Support Agreement, dated as of May 8, 2019, as amended on July 2, 2019 (and as may be further modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Plan Support Agreement”), which sets forth the terms and conditions of the Debtors’ restructuring [Docket No. 530]; d. filed on April 30, 2019 the (i) Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 230], (ii) Disclosure Statement Relating to the Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 231] (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, and including all exhibits and supplements thereto, the “Disclosure Statement”), and (iii) the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Proposed Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief [Docket No. 234]; e. filed on June 11, 2019 solicitation versions of the Disclosure Statement [Docket No. 473] and the Amended Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 472]; f. obtained on June 12, 2019, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures with Respect to Confirmation of the Debtors’ Proposed Chapter 11 Plan, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief Filed by Debtor Vanguard Natural Resources, Inc. [Docket No. 486] (the “Disclosure Statement Order”) approving the Disclosure Statement and the related solicitation procedures (the “Solicitation Procedures”) in the form attached thereto as Exhibit B; g. caused the Solicitation Packages (as defined in the Disclosure Statement Order) and the notice of the hearing (the “Confirmation Hearing”) to confirm the Plan and the deadline for objecting to Confirmation of the Plan (the “Confirmation Hearing Notice”) to be distributed beginning on or about June 13, 2019, in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Procedures for Complex Chapter 11 Bankruptcy Cases for the U.S. Bankruptcy Court for the Southern District of Texas, the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by the Affidavit of Service of Solicitation Materials filed on June 28, 2019 [Docket No. 520] (the “Solicitation Affidavit”); h. caused to be distributed, on or before June 21, 2019, the approved Disclosure Statement along with all exhibits, including the Plan to all holders of Claims and Interests entitled to vote on the Plan; 2

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 3 of 145 i. caused the Confirmation Hearing Notice to be published in the Houston Chronicle and the Wall Street Journal (National Edition) on June 17, 2019 [Docket Nos. 504-506] (the “Publication Affidavits”); j. filed on June 28, 2019, the Plan Supplement for the Amended Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 522] (the “Plan Supplement”) which included the following documents (a) the New Organizational Documents; (b) the Exit Facility Documents; (c) the Amended Management Employment Agreements contemplated to be assumed pursuant to the Plan; (d) the Assumed Executory Contract and Unexpired Lease List; (e) the Rejected Executory Contract and Unexpired Lease List; (f) Schedule of Retained Causes of Action; (g) the Disclosures Regarding Directors, and (h) the Restructuring Transaction Memorandum; k. filed on June 29, 2019, the Amended Plan Supplement for the Amended Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 523] (as may have been subsequently modified, supplemented, or otherwise amended from time to time, the “Amended Plan Supplement”) which included the following documents (a) the Amended Assumed Executory Contract and Unexpired Lease List; and (b) the Amended Rejected Executory Contract and Unexpired Lease List; l. entered into that certain Committee Settlement (as may be further modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Committee Settlement”) on July 3, 2019, the terms of which are documented in the Term Sheet of Settlement of Debtors and the Prepetition First Lien Agent with the Official Committee of Unsecured Creditors [Docket No. 537, Ex. A]; m. filed on July 5, 2019, the Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and its Debtor Affiliates [Docket No. 560]; n. filed on July 6, 2019, the Declaration of Craig E. Johnson of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 562] (the “Voting Report”); o. filed on July 8, 2019, (i) the Plan, (ii) the Second Amended Plan Supplement for the Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and Its Debtor Affiliates [Docket No. 566] (as may have been subsequently modified, supplemented, or otherwise amended from time to time, the “Second Amended Plan Supplement”) which included the following documents (a) Form of Certificate of Conversion for Vanguard Natural Resources, Inc.; (b) Form of Certificate of Formation of Grizzly Energy, LLC; (c) Supplement to the Amended Assumed Executory Contracts and Unexpired Leases Schedule; (d) Second Amended Rejected Executory Contracts and Unexpired Leases Schedule; (e) a comparison showing changes to the Amended Schedule of Rejected Executory 3

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 4 of 145 Contracts and Unexpired Leases filed on June 29, 2019; and (iii) the Debtors’ Memorandum of Law in Support of Confirmation of the Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and Its Debtor Affiliates and Omnibus Reply to Objections Thereto (the “Confirmation Brief”). AND THIS COURT HAVING: a. entered the Disclosure Statement Order on June 13, 2019; b. set July 2, 2019, at 5:00 p.m., prevailing Central Time, as the deadline for voting on the Plan (the “Voting Deadline”) and deadline for filing objections to the Plan (the “Objection Deadline”); c. set July 9, 2019, at 10:00 a.m. (prevailing Central Time) as the date and time for the commencement of the Confirmation Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code; d. reviewed the Plan, the Disclosure Statement, the Solicitation Affidavit, the Publication Affidavit, the Confirmation Brief, the Voting Report, and all pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan (“Confirmation”), including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Chapter 11 Cases; e. held the Confirmation Hearing; f. heard the statements and arguments made by counsel in respect of Confirmation; g. considered all oral representations, live testimony, written direct testimony, proffered testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing; h. entered rulings on the record at the Confirmation Hearing; i. overruled (i) any and all objections to the Plan and to Confirmation, except as otherwise stated or indicated on the record or in this Confirmation Order, and (ii) all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and j. taken judicial notice of all pleadings and other documents filed in these Chapter 11 Cases. NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plans and the transaction contemplated 4

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 5 of 145 thereby, and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders: I. FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: Findings and Conclusions. 1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. Jurisdiction, Venue, and Core Proceeding (28 U.S.C. §§ 157(b) and 1334). 2. Venue in the Court was proper as of the March 31, 2019 (the “Petition Date”) and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334. The Court has exclusive jurisdiction to (a) determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and (b) enter a final order with respect thereto. The Debtors confirm their consent, pursuant to rule 7008 of the Bankruptcy Rules, to the entry of a final order by the Court in connection with this motion to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. 5

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 6 of 145 Eligibility for Relief. 3. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code. Commencement and Joint Administration of the Chapter 11 Cases. 4. On the Petition Date, the Debtors commenced the Chapter 11 Cases. On April 1, 2019, the Court entered the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 33] in accordance with Bankruptcy Rule 1015(b). Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No Appointment of a Trustee or Examiner. 5. No request for appointment of a trustee or examiner was made in these Chapter 11 Cases. Appointment of the Committee 6. A statutory committee of unsecured creditors (the “Committee”) was appointed pursuant to section 1102 of the Bankruptcy Code in these Chapter 11 Cases [Docket No. 149]. Plan Supplement. 7. On June 28, 2019, the Debtors filed the Plan Supplement with the Court. On June 29, 2019, the Debtors filed the Amended Plan Supplement. The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended pursuant to a filing with the Court) complies with the terms of the Plan, and the Debtors provided good and proper notice of the filing in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement or the Amended Plan Supplement or any of the documents contained therein or related thereto. Subject to the terms of 6

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 7 of 145 the Plan, the Debtors are authorized to modify the Plan Supplement in accordance with the time limits set forth in the Plan and otherwise consistent with the Plan Support Agreement. Modifications to the Plan. 8. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the Debtors began the solicitation of votes as described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and solicitation materials served pursuant to the Disclosure Statement Order, and notice of any modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. 9. Accordingly, the Plan is properly before the Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. Objections Overruled. 10. Any resolution or disposition of objections to Confirmation of the Plan explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights with respect to Confirmation are hereby overruled on the merits. 7

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 8 of 145 Disclosure Statement Order. 11. On June 13, 2019, the Court entered the Disclosure Statement Order, which, among other things, fixed July 2, 2019, at 5:00 p.m. prevailing Central Time, as the Voting Deadline and July 3, 2019, at 5:00 p.m. prevailing Central Time as the Objection Deadline. Transmittal and Mailing of Materials; Notice. 12. As evidenced by the Solicitation Affidavit, the Publication Affidavit, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Packages, the Confirmation Hearing Notice, the Plan Supplement, and all of the other materials distributed by the Debtors in connection with Confirmation of the Plan in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules, and the procedures set forth in the Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting Deadline, the Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required. Solicitation. 13. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. The Solicitation Packages provided the opportunity for both voting and non-voting holders of Claims and/or Interests to opt out of the releases set forth in Article VIII of the Plan. 8

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 9 of 145 Voting Report. 14. The Voting Report was admitted into evidence during the Confirmation Hearing without objection. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. 15. As set forth in the Plan and the Disclosure Statement, holders of Claims in Classes 3, 4, 5, and 6 (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation Procedures. Holders of Claims in Classes 1 and 2 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims or Interests in Classes 7 and 8 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan. The Debtors were not required to solicit votes from the holders of Claims and Interests in Classes 9 and 10, which were impaired and deemed to reject the Plan. 16. As evidenced by the Voting Report, all Voting Classes voted to accept the Plan at each Debtor, other than Class 6, which voted to reject the Plan at each Debtor. Bankruptcy Rule 3016. 17. The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Plan, as described in the Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and 9

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 10 of 145 identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c). Burden of Proof. 18. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and (b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his testimony. Compliance with the Requirements of Section 1129 of the Bankruptcy Code. 19. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows: i. Compliance of the Plan with Applicable Provisions of the Bankruptcy Code — Section 1129(a)(1). 20. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code. a. Proper Classification Sections—Sections 1122 and 1123(a)(1). 21. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests at each Debtor into Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and Unimpaired, and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, 10

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 11 of 145 factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan. The classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among holders of Claims or Interests. 22. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code. b. Specification of Unimpaired Classes—Section 1123(a)(2). 23. Article III of the Plan specifies that Claims or Interests in the Deemed Accepting Classes are Unimpaired under the Plan. In addition, Article II of the Plan specifies that Administrative Claims and Priority Tax Claims are Unimpaired, although the Plan does not classify these Claims. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. c. Specification of Treatment of Voting Classes—Section 1123(a)(3). 24. Article III of the Plan specifies the treatment of each Voting Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. d. No Discrimination—Section 1123(a)(4). 25. Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. 11

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 12 of 145 e. Adequate Means for Plan Implementation—Section 1123(a)(5). 26. The Plan and the various documents and forms of agreement included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the New Organizational Documents; (c) the consummation of the transactions contemplated by the Plan and the Plan Support Agreement; (d) the consummation of the corporate reorganization contemplated by the Plan and the Plan Support Agreement; (e) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan; (f) entry into the GUC Distribution Trust Agreement that, among other things, establishes the GUC Distribution Trust; (g) the cancellation of certain existing agreements, obligations, instruments, and Interests; (h) the continuance of certain agreements, obligations, and instruments; (i) the vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; (j) the New Preferred Equity Documentation; (k) the Amended Management Employment Agreements contemplated to be assumed pursuant to the Plan; (l) the identity and members of the New Board and any executive management for Reorganized Vanguard; (m) the Assumed Executory Contract and Unexpired Lease List; (n) the Rejected Executory Contract and Unexpired Lease List; (o) Schedule of Retained Causes of Action; and (p) the Restructuring Transactions Memorandum. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. f. Non-Voting Equity Securities—Section 1123(a)(6). 27. The New Organizational Documents and the Plan prohibit the issuance of non-voting securities as of the Effective Date. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. 12

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 13 of 145 g. Directors, Officers, and Trustees—Section 1123(a)(7). 28. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, shall take office. The New Board shall initially consist of 5 members who are identified in the Plan Supplement. In subsequent terms, the directors shall be selected in accordance with the New Organizational Documents of the Reorganized Debtors. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. The manner in which the officers and directors were selected is consistent with the interests of holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. ii. Discretionary Contents of the Plan—Section 1123(b). 29. The Plan contains various provisions that may be construed as discretionary but not necessary for Confirmation under the Bankruptcy Code. Any such discretionary provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b) of the Bankruptcy Code. a. Impairment/Unimpairment of Any Class of Claims or Interests. 30. Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. b. Assumption and Rejection of Executory Contracts and Unexpired Leases. 31. Article V of the Plan provides for the rejection of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date, unless such Executory Contract or Unexpired 13

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 14 of 145 Leases (a) are identified on the Assumed Executory Contract and Unexpired Lease List; (b) have previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Court order; (d) are the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (e) is a contract, instrument, release, or other agreement or document entered into in connection with the Plan or the Restructuring Transactions. c. Compromise and Settlement. 32. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. Such compromise and settlement is the product of extensive arm’s-length, good faith negotiations that, in addition to the Plan, resulted in the execution of the Plan Support Agreement and the Committee Settlement, which represent a fair and reasonable compromise of all Claims, Interests, and controversies and entry into which represented a sound exercise of the Debtors’ business judgment and the Debtors’ assumption of such agreements are approved. Such compromise and settlement is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. 33. The releases of the Debtors’ directors and officers are an integral component of the settlements and compromises embodied in the Plan and the Plan Support Agreement. The Debtors’ directors and officers: (a) made substantial and valuable contributions to the Debtors’ restructuring and the Estates, including extensive prepetition and postpetition negotiations with stakeholders, and ensured the uninterrupted operation of the Debtors’ businesses during these Chapter 11 Cases; (b) invested significant time and effort to make the restructuring a success and 14

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 15 of 145 preserve the value of the Debtors’ estates in a challenging operating environment; (c) attended and, in certain instances, testified at Court hearings; (d) attended numerous board meetings related to the restructuring and directed the restructuring negotiations that led to the Plan Support Agreement, and the Plan; (e) are entitled to indemnification from the Debtors under applicable law, organizational documents, and agreements; (f) invested significant time and effort in the preparation of the Plan, Disclosure Statement, all support analyses, and the numerous other pleadings filed in the Chapter 11 Cases, thereby ensuring the smooth administration of the Chapter 11 Cases; and (g) are entitled to all other benefits under any employment contracts with the Debtors. It would be a distraction to the Debtors’ business and restructuring and would decrease rather than increase the value of the Estates if the Debtors were to pursue litigation against their directors and officers. The releases of the Debtors’ directors and officers contained in the Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the Estates. 34. Similarly, the releases of the Consenting Stakeholders are an integral element of the negotiations and compromises embodied in the Plan and the Plan Support Agreement, and a necessary condition to obtain the support of the Consenting Stakeholders party to the Plan Support Agreement. Among other things, the Consenting Stakeholders have agreed to equitize a significant portion of their Claims in order to significantly deleverage the Debtors’ prepetition capital structure and provide additional liquidity through the issuances of New Common Stock and New Preferred Stock and the Debtors’ entrance into the Exit Facilities. Moreover, the releases in favor of the Consenting Stakeholders were a necessary element of consideration required by the Consenting Stakeholders before executing the Plan Support Agreement and agreeing to support the Plan. It would be a distraction to the Debtors’ business and restructuring and would decrease rather than increase the value of the Debtors’ estates if the Debtors were to pursue litigation against 15

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 16 of 145 the Consenting Stakeholders. The releases of the Consenting Stakeholders contained in the Plan have the consent of the Debtors and the Releasing Parties and are in the best interests of the Debtors’ Estates. d. Debtor Release. 35. The releases of Claims and Causes of Action by the Debtors described in Article VIII.C of the Plan in accordance with section 1123(b)(3)(A) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interest of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is fair and equitable and complies with the absolute priority rule. 36. The Debtor Release is in exchange for, among other things, the various concessions and benefits provided to the Debtors’ Estates under the Plan, and the Debtor Release is consistent with applicable law, represents a valid settlement and release of claims the Debtors may have against the Released Parties pursuant to section 1123(b)(3)(A) of the Bankruptcy Code, is a valid exercise of the Debtors’ business judgment, and is in the best interests of their estates. The probability of success in litigation with respect to the released Claims and Causes of Action, when weighed against the costs, supports the Debtor Release. Holders of Claims and Interests entitled to vote have overwhelmingly voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and financial advisors, including the Consenting Stakeholders. The Debtor Release is therefore the result of a hard fought and arm’s-length negotiation process conducted in good faith. 16

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 17 of 145 37. The Debtor Release appropriately offers protection to parties that provided consideration to the Debtors and participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. The Debtor Release for the Consenting Stakeholders party to the Plan Support Agreement (which has broad support of parties across the Debtors’ capital structure) is appropriate because the Consenting Stakeholders have agreed to equitize a significant portion of their Claims in order to significantly deleverage the Debtors’ prepetition capital structure and provide additional liquidity. 38. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan. e. Release by Holders of Claims and Interests. 39. The release granted by the Releasing Parties (the “Third Party Release”), set forth in Article VIII.D of the Plan, is an essential provision of the Plan. The Third Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third Party Release; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in these Chapter 11 Cases; 17

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 18 of 145 (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released by the Third Party Release against any of the Released Parties; (g) essential to the Confirmation of the Plan; (h) consensual; and (i) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. 40. The Third Party Release is an integral part of the Plan. Like the Debtor Release, the Third Party Release facilitated participation in both the Debtors’ Plan and the chapter 11 process generally. The Third Party Release was critical to incentivizing parties to support the Plan and preventing significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third Party Release was a core negotiation point in connection with the Plan Support Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. 41. The Third Party Release is consensual as to all parties in interest (and, without limitation, the beneficial holders of Senior Notes Claims), including all Releasing Parties, and such parties in interest (and, without limitation, the beneficial holders of Senior Notes Claims) were provided notice of the chapter 11 proceedings, the Plan, the deadline to object to Confirmation, and the Confirmation Hearing and were properly informed that all holders of Claims against or Interests in the Debtors that did not check the “Opt Out” box on the applicable Ballot or Opt Out Form returned in advance of the Voting Deadline, or file an objection to the Third Party Release in advance of the Confirmation Hearing, would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and 18

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 19 of 145 Causes of Action against the Debtors and the Released Parties. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the applicable notices. 42. The scope of the Third Party Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases, and parties in interest (and, without limitation, the beneficial holders of Senior Notes Claims) received due and adequate notice of the Third Party Release. Among other things, the Plan and the Disclosure Statement provide appropriate and specific disclosure with respect to the Entities, Claims, and Causes of Action that are subject to the Third Party Release, and no other disclosure is necessary. As evidenced by the Solicitation Affidavit and Publication Affidavit, the Debtors provided sufficient notice of the Third Party Release, including by providing actual notice to all known parties in interest (and, without limitation, the beneficial holders of Senior Notes Claims), including all known holders of Claims against, and Interests in (and, without limitation, the beneficial holders of Senior Notes Claims), any Debtor and publishing notice in national and local publications for the benefit of unknown parties in interest, and no further or other notice is necessary. The Third Party Release is designed to provide finality for the Debtors, the Reorganized Debtors and the Released Parties regarding the parties’ respective obligations under the Plan. 43. The Third Party Release is specific in language, integral to the Plan, and given for adequate consideration. The Releasing Parties were given due and adequate notice of the Third Party Release, and thus the Third Party Release is consensual under controlling precedent as to those Releasing Parties that did not elect to opt out of granting the Third Party Release. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third Party Release to the Plan, the Third Party Release is appropriate. 19

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 20 of 145 f. Exculpation. 44. The exculpation provisions set forth in Article VIII.D of the Plan are essential to the Plan. The record in these Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.E of the Plan, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud, willful misconduct, or gross negligence. g. Injunction. 45. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to preserve and enforce the discharge, the Debtor Release, the Third Party Release, and the exculpation provisions set forth in Article VIII of the Plan. The injunction provisions are appropriately tailored to achieve those purposes. h. Preservation of Causes of Action. 46. Article IV.Q of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan will be retained by the Reorganized Debtors as provided by the Plan. The Plan and Plan Supplement are sufficiently specific with respect to the Causes of Action to be retained by the Debtors, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to such retained Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and holders of Claims or Interests. For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors. 20

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 21 of 145 iii. Cure of Defaults—Section 1123(d). 47. Article V.C of the Plan provides for the satisfaction of Claims associated with the Cure amounts associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon as reasonably practicable thereafter, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. On June 28, 2019, the Debtors filed the Assumed Executory Contracts and Unexpired Leases List, which listed a proposed cure amount, based on the Debtors’ books and records, for each Executory Contract and Unexpired Lease to be assumed. On June 29, 2019, the Debtors filed the Amended Plan Supplement, which included the Amended Assumed Executory Contracts and Unexpired Leases Schedule and the Amended Rejected Executory Contracts and Unexpired Leases. As soon as was reasonably practicable after filing such list, the Debtors served sufficient notice on the counterparties to such Executory Contracts and Unexpired Leases. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. 21

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 22 of 145 iv. Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code—Section 1129(a)(2). 48. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019. 49. The Debtors and their agents solicited votes to accept or reject the Plan after the Court approved the adequacy of the Disclosure Statement, pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order. 50. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan. 51. The Debtors, the Debtors’ directors and officers, and the Debtors’ respective agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made thereunder, so long as such distributions are made consistent with and pursuant to the Plan. 22

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 23 of 145 v. Proposal of Plan in Good Faith—Section 1129(a)(3). 52. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan “in good faith and not by any means forbidden by law.”3 In determining that the Debtors have proposed the Plan in good faith, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, and the process leading to its formulation. 53. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors and officers, and the Consenting Stakeholders. Consistent with the overriding purpose of chapter 11, the Debtors filed these Chapter 11 Cases, and proposed the Plan, with the legitimate purpose of allowing the Debtors to maximize stakeholder value. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, the hearing to approve the Disclosure Statement, the record of the Confirmation Hearing, and all the other proceedings held in these Chapter 11 Cases. Further, the Plan’s classification, indemnification, exculpation, release, settlement, and injunctive provisions, have been negotiated in good faith and at arm’s-length, consistent with sections 105, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code and Bankruptcy Rule 9019. vi. Court Approval of Certain Payments as Reasonable—Section 1129(a)(4). 54. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or costs and expenses in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4). 3 11 U.S.C. § 1129(a)(3). 23

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 24 of 145 vii. Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy—Section 1129(a)(5). 55. The Reorganized Debtors’ initial directors and officers have been disclosed prior to the Confirmation Hearing. The proposed officers and directors for the Reorganized Debtors are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of holders of Claims and Interests and with public policy. Accordingly, the Plan, in conjunction with the Plan Supplement, satisfies the requirements of section 1129(a)(5). viii. Rate Changes—Section 1129(a)(6). 56. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan. ix. Best Interests of Holders of Claims and Interests—Section 1129(a)(7). 57. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of these Chapter 11 Cases, establish that each holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code or has accepted the Plan. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied. x. Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Voting Classes—Section 1129(a)(8). 58. The Plan satisfies section 1129(a)(8) of the Bankruptcy Code. The Deemed Accepting Classes (Classes 1 and 2) are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 3, 4, 5, and 6 are 24

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 25 of 145 the Impaired Classes entitled to vote on the Plan, each of which, other than Class 6, voted to accept the Plan. Holders of Claims in Classes 1, 2, 7, 8, 9, and 10 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan. xi. Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code—Section 1129(a)(9). 59. The treatment of Administrative Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code. xii. Acceptance by at Least One Voting Class—Section 1129(a)(10). 60. As set forth in the Voting Report, all Voting Classes, other than Class 6, overwhelmingly voted to accept the Plan. As such, there is at least one Voting Class that has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code), for each Debtor. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied. xiii. Feasibility of the Plan—Section 1129(a)(11). 61. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Debtors will have sufficient funds available to meet their obligations under the Plan—including sufficient amounts of Cash to 25

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 26 of 145 reasonably ensure payment of Allowed Claims that will receive Cash distributions pursuant to the terms of the Plan and the funding of the Professional Fee Escrow Account and other Cash payments required under the Plan; and (e) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. xiv. Payment of Statutory Fees—Section 1129(a)(12). 62. Article XII.D of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction of a quarter) until these Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. xv. Retiree Benefits—Section 1129(a)(13). 63. Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.P of the Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) on and after the Effective Date in accordance with applicable law. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied. xvi. Domestic Support Obligations, Individuals, and Nonprofit Corporations— Sections 1129(a)(14), (15), and (16). 64. The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. 26

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 27 of 145 xvii. Only One Plan—Section 1129(c). 65. Other than the Plan (including previous versions thereof), no other plan has been filed in these Chapter 11 Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied. xviii. Principal Purpose of the Plan Is Not Avoidance of Taxes or Section 5 of the Securities Act—Section 1129(d). 66. No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied. xix. Not Small Business Cases—Section 1129(e). 67. These Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases. xx. Satisfaction of Confirmation Requirements. 68. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. xxi. Good Faith. 69. The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as appropriate, and their respective officers, directors, and advisors have been, are, and will continue to act in 27

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 28 of 145 good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code. xxii. Conditions to Effective Date. 70. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan. xxiii. Implementation. 71. All documents and agreements necessary to implement transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, the Exit Facility Documentation, the New Organizational Documents, the GUC Distribution Trust Agreement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby. xxiv. Vesting of Assets. 72. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions) or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan (including, for the avoidance of doubt, the Exit Facility Documentation) or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan 28

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 29 of 145 shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. xxv. Treatment of Executory Contracts and Unexpired Leases. 73. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, holders of Claims or Interests, and other parties in interest in these Chapter 11 Cases. xxvi. Approval of the Exit Facilities and Exit Facilities’ Documents. 74. The Exit Facilities are an essential element of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The execution, performance, incurrence of all fees to be paid by the Reorganized Debtors, and the creation and perfection of the Liens in connection therewith are necessary and appropriate for confirmation of the Plan and the operations of the Reorganized Debtors. The Exit Facilities were negotiated and shall be deemed to be negotiated at arm’s-length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Facilities and have provided sufficient and adequate notice of the material terms of the Exit Facilities to all parties in 29

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 30 of 145 interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the Exit Facilities Documentation and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order. II. ORDER BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT: 75. This Confirmation Order confirms the Plan in its entirety. 76. This Confirmation Order approves: (a) the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date in accordance with and as permitted by the Plan; (b) the Debtors’ entry into and assumption of the Plan Support Agreement; and (c) the Committee Settlement, including the consent rights of the Consenting Stakeholders. 77. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict. Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of the Court. 78. All holders of Claims that voted to accept the Plan are conclusively presumed to have accepted the Plan. 79. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including the Debtors and all holders of Claims or Interests. 30

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 31 of 145 80. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety. Objections. 81. To the extent that any objections (including any reservations of rights contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits. Findings of Fact and Conclusions of Law. 82. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of the Court, it is adopted as such. The Releases, Injunction, Exculpation, and Related Provisions Under the Plan. 83. The following releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and 31

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 32 of 145 authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of the Court or any other party: i. Releases by the Debtors. 84. Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party and its respective assets and property are, and are deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their Related Parties, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, including derivative claims (if any) asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or Cause of Action against, or interest in, a Debtor or other Entity (or that any holder of any claim, interest, or Cause of Action could have asserted on behalf of the Debtors, the Reorganized Debtors, or their Estates), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, execution, amendment, or filing of the Plan Support Agreement, the Exit RBL/Term Loan A Facility, the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility, the Exit Term Loan B Facility Documentation, the 32

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 33 of 145 New Preferred Equity Documentation, the DIP Facility, the DIP Credit Agreement, the DIP Loan Documents, the Credit Agreement, the Credit Agreement Documentation, the Revolving Credit Facility, the Term Loan, the Senior Notes Indenture, the Senior Notes, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Chapter 11 Cases (including the filing thereof), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan (including the New Preferred Stock and the New Common Stock), or the distribution of property under the Plan or any other related agreement, the business or contractual arrangements between any Debtor and any Released Party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post Effective Date obligations of any party or Entity under the Plan, the Plan Support Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL/Term Loan A Facility Documentation and the Exit Term Loan B Facility Documentation. 85. Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in Article VIII.C of the Plan by the Debtors, the Reorganized Debtors, and their Estates, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute its finding that each release 33

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 34 of 145 described in Article VIII.C of the Plan is: (a) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement and compromise of such Causes of Action; (b) in the best interest of the Debtors, the Reorganized Debtors, and their Estates and all holders of Interests and Causes of Action; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) subject to the terms and provisions herein, a bar to the Debtors, the Reorganized Debtors, and their Estates asserting any Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their assets and property. ii. Releases by Holders of Claims or Interests. 86. Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, each Released Party and its respective assets and property are, and are deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Debtor, Reorganized Debtor, the Debtors’ Estates and each Releasing Party, in each case on behalf of themselves and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including derivative claims (if any) asserted on behalf of the Debtors, the Reorganized Debtors or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in or out of court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the Chapter 11 Cases, 34

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 35 of 145 the formulation, preparation, dissemination, negotiation, execution, amendment, or filing of the Plan Support Agreement, the Exit RBL/Term Loan A Facility, the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility, the Exit Term Loan B Facility Documentation, the New Preferred Equity Documentation, the DIP Facility, the DIP Credit Agreement, the DIP Loan Documents, the Credit Agreement, the Credit Agreement Documentation, the Revolving Credit Facility, the Term Loan, the Senior Notes Indenture, the Senior Notes, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document relating to any of the foregoing, created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Chapter 11 Cases (including the filing thereof), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan (including the New Preferred Stock and the New Common Stock), or the distribution of property under the Plan or any other related agreement, the business or contractual arrangements between any Debtor and any Released Party, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post Effective Date obligations of any party or Entity under the Plan, the Plan Support Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL/Term Loan A Facility Documentation and the Exit Term Loan B Facility Documentation or any Claim or obligation arising under the Plan or (b) any Person from any claim or Causes of Action related to 35

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 36 of 145 an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence by such Person. For the avoidance of doubt, nothing in this Plan shall be deemed to be, or construed as, a release, waiver, or discharge of any of the Indemnification Provisions. iii. Exculpation. 87. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, amendment, or filing or termination of the Plan Support Agreement and related transactions, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Exit RBL/Term Loan A Facility, the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility, the Exit Term Loan B Facility Documentation, the New Preferred Equity Documentation, the DIP Facility, the DIP Credit Agreement, the DIP Loan Documents, the Credit Agreement, the Credit Agreement Documentation, the Revolving Credit Facility, the Term Loan, the Senior Notes Indenture, the Senior Notes, or any Restructuring Transaction, contract, instrument, release or other agreement or document relating to the foregoing created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Chapter 11 Cases (including the filing thereof), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan (including the New Preferred Stock and the New Common Stock), or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted bad faith, gross negligence, actual fraud, or willful misconduct, 36

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 37 of 145 but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above shall not operate to waive or release the rights of any Entity to enforce this Plan, the Plan Support Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL/Term Loan A Facility Documentation and the Exit Term Loan B Facility Documentation or any claim or obligation arising under the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. iv. Injunction. 88. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims, Causes of Action, or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Causes of Action, or interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims, Causes of Action, or interests; (3) creating, 37

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 38 of 145 perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims, Causes of Action, or interests; (4) asserting any right of setoff, subrogation, recoupment, or other similar legal or equitable right of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims, Causes of Action, or interests unless such holder has Filed a motion requesting the right to perform such legal or equitable right on or before the Effective Date, and notwithstanding an indication of a claim, Cause of Action, or interest or otherwise that such holder asserts, has, or intends to preserve any such right pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Causes of Action, or interests released or settled pursuant to the Plan. 89. Upon entry of the Confirmation Order, all holders of Claims and Interests and their Related Parties shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.F of the Plan. Preservation of Causes of Action. 90. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, which, for the avoidance of doubt, shall become property of the 38

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 39 of 145 Reorganized Debtors, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. 91. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. 92. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article 39

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 40 of 145 VIII of the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively (subject to the GUC Distribution Trust Procedures) enforce any and all such Causes of Action. Subject to the GUC Distribution Trust Procedures, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court. Post-Confirmation Notices, Professional Compensation, and Bar Dates. 93. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Effective Date”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Notice of Effective Date. To supplement the notice procedures described in the preceding sentence, no later than fourteen days after the Effective Date, the Reorganized Debtors must cause the Notice of Effective Date, modified for publication, to be published on one occasion in the Houston Chronicle and the Wall Street Journal (National Edition). Mailing and publication of the Confirmation Hearing Notice in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary. 94. The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. 40

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 41 of 145 95. Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Confirmation Date must file an application for final allowance of such Professional Fee Claim no later than 45 days after the Effective Date. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors shall establish in trust for the Professionals and shall fund with Cash equal to the Professional Fee Amount on the Effective Date and otherwise in accordance with the Plan. Obligations with respect to Professional Fee Claims, however, shall not be limited nor deemed to be limited to the balance of funds held in the Professional Escrow Account. 96. From and after the Confirmation Date, Professional fees may be paid in the ordinary course of business without the need to file a Professional Fee Claim, in accordance with Article II.B of the Plan. 97. Except as otherwise provided in the Plan, requests for payment of Administrative Claims must be filed no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to file and serve a request for such payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Court. For the avoidance of doubt, pursuant to the Final DIP Order, the Administrative Claims Bar Date does not apply to the DIP Agent or the DIP Lenders with respect to the DIP Facility Claims. 41

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 42 of 145 Retention of Jurisdiction. 98. The Court retains jurisdiction over all matters arising out of or related to these Chapter 11 Cases and the Plan, including whether any property constitutes property of the Estates and the matters set forth in Article XI of the Plan. Reporting. 99. After the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to file with the Court or serve on any parties reports that the Debtors or Reorganized Debtors, as applicable, were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided that the Debtors or Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements. From Confirmation through the Effective Date, the Debtors will file such reports as are required under the Bankruptcy Local Rules. 100. After the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Case, including the DIP Order. Effectiveness of All Actions. 101. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders. 42

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 43 of 145 102. After the Confirmation Date, the Debtors shall be permitted to make payments to employees pursuant to employment programs then in effect, and to implement additional employee programs and make payments thereunder, without any further notice to or action, order, or approval of the Court. Approval of Consents and Authorization to Take Acts Necessary to Implement Plan. 103. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority or any contract to which any of the Debtors are party with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto. Plan Implementation Authorization. 104. Subject to the terms of the Plan Support Agreement, the Debtors or the Reorganized Debtors, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, including the New Organizational Documents, the GUC Distribution Trust Agreement, any other document included in the Plan Supplement, or any document related or ancillary thereto (each according to their terms), as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan whether or not specifically referred to in the Plan or any exhibit thereto, without further order of 43

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 44 of 145 the Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with the applicable law and shall become effective in accordance with their terms and the provisions of applicable law. Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state, as applicable, no action of the Debtors’ boards of directors or the Reorganized Debtors’ boards of directors will be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof. Subject to the terms of the Plan Support Agreement, the Debtors are also authorized from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to the transactions set forth in the Restructuring Transactions Memorandum attached as Exhibit H to the Plan Supplement, including, among other things, any merger, transfer, liquidation, or consolidation of any of the Debtors or their non-Debtor subsidiaries. Restructuring Transactions. 105. Subject to the terms of the Plan Support Agreement, the Debtors or the Reorganized Debtors, as applicable, are authorized to take all actions as may be necessary or appropriate to effect any Restructuring Transactions, including: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Support Agreement 44

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 45 of 145 and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and Plan Support Agreement and having other terms for which the applicable parties agree; (c) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (d) such other transactions that are required to effectuate the Restructuring Transactions; (e) paying any taxes owing in respect of distributions and transfers under the Plan and making tax elections in respect of any of the Debtors or the Reorganized Debtors; and (f) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. This Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan. 106. On the Effective Date, the applicable Reorganized Debtors shall enter into the Exit Facilities to the extent a party thereto, including any documents required in connection with the creation or perfection of Liens in connection therewith. Notwithstanding anything herein, in the Plan or Plan Supplement to the contrary, the Exit RBL/Term Loan A Facility Secured Parties and the Exit Term Loan B Secured Parties shall not be obligated to enter into or fund the Exit Facilities other than as set forth in the Exit Facility Documentation. Confirmation shall be deemed approval of the Exit Facility Documentation (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the 45

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 46 of 145 Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Court previously, and the Debtors or Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the applicable Exit Facilities without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as may be agreed between the Debtors or Reorganized Debtors and the applicable Exit Facilities Lenders. 107. Subject to the terms of the Plan and the Plan Support Agreement, the Debtors or Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order, without the need to seek any third-party consents, corporate approvals, or further approvals of the Court, to take any and all actions necessary to implement the Restructuring Transactions contemplated by the Restructuring Transactions Memorandum attached as Exhibit H to the Plan Supplement. Binding Effect. 108. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, including the New Organizational Documents, the Exit Facility Documentation, the New Preferred Equity Documentation, the Amended Management Employment Agreements contemplated to be assumed pursuant to the Plan, and any documents related or ancillary thereto, including any liens, security interests, and claims or other rights thereunder, and this Confirmation Order shall be immediately effective and enforceable and not subject to avoidance, recharacterization or other challenge, legal or otherwise, and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, 46

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 47 of 145 and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan. 109. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns. Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors. 110. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each of the Debtors will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law, and on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtors, free and clear of all Claims, Liens, charges, other encumbrances, Interests and other interests. 111. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or 47

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 48 of 145 Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Directors and Officers of Reorganized Debtors. 112. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the New Board and the officers and directors of each of the Reorganized Debtors shall be appointed in accordance with the Plan, the New Organizational Documents, and other constituent documents of each Reorganized Debtor. 113. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board, as well as those Persons that will serve as an officer of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. Release of Liens. 114. Except as otherwise specifically provided herein or in the Plan, the Plan Support Agreement, the Exit Facility Documentation, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the 48

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 49 of 145 Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors, or any other holder of a Secured Claim. In addition, at the sole expense of the Debtors or the Reorganized Debtors, the holders of Secured Claims shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors or administrative agent(s) for the Exit Facilities to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto. Injunctions and Automatic Stay. 115. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Hearing Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms. Cancellation of Existing Securities and Agreements. 116. On the later of (i) the Effective Date and (ii) the satisfaction of the DIP Facility Claims in accordance with Article II.D of the Plan, except to the extent otherwise provided in the Plan Support Agreement, the Plan, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, the Debtors’ obligations under all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of, or parties to, such instruments, securities, and other documentation will have no rights 49

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 50 of 145 against the Debtors arising from or relating to such instruments, securities, and other documentation, except the rights provided for pursuant to this Plan. Notwithstanding anything to the contrary herein or the Confirmation Order, but subject to any applicable provisions of Article VI of the Plan, the DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation shall continue in effect solely to the extent necessary to: (1) permit holders of Claims under DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation to receive distributions under the Plan, as applicable; (2) permit the Debtors, the Reorganized Debtors, the DIP Agent, the Credit Agreement Agent, and the Senior Notes Trustee to make distributions on account of the Allowed Claims under the DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation and on account of the Secured Swap Claims, as applicable; (3) preserve any rights of the DIP Agent, the Credit Agreement Agent, the Senior Notes Trustee (or any respective predecessor or successor thereof), or the Swap Parties as against any money or property distributable to holders of DIP Facility Claims, Revolving Credit Facility Claims, Secured Swap Claims, Term Loan Claims, or Senior Notes Claims, respectively, including any priority in respect of payment of fees, expenses, or indemnification and the right to exercise any charging lien; (4) preserve all rights, remedies, indemnities, powers, and protections of the Senior Notes Trustee (including all rights to payment of fees and expenses) as against the Senior Noteholders and any exculpations in favor of the Senior Notes Trustee as an Exculpated Party pursuant to Article VIII.E of the Plan; (5) allow the DIP Agent, the Credit Agreement Agent, and, subject to the terms of the Senior Notes Documentation, the Senior Notes Trustee to enforce any rights and obligations owed to any of the foregoing under this Plan or the Confirmation Order; and (6) permit the DIP Agent, the Credit Agreement Agent, and, subject to the terms of the Senior Notes Documentation, the Senior Notes Trustee to appear 50

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 51 of 145 and be heard in the Chapter 11 Cases. Except as provided in this Plan (including Article VI of the Plan), on the Effective Date, the DIP Agent, the Credit Agreement Agent, and the Senior Notes Trustee, and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement, the Credit Agreement Documentation, and the Senior Notes Documentation, as applicable. The commitments and obligations (if any) of the DIP Secured Parties, the Credit Agreement Secured Parties, and/or the Senior Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation, as applicable, shall fully terminate and be of no further force or effect on the Effective Date. To the extent that any provision in a DIP Loan Document, the DIP Order, or the Credit Agreement Documentation is of a type that survives repayment of the subject indebtedness, such provisions shall remain in effect notwithstanding satisfaction of the DIP Facility Claims, the Revolving Credit Facility Claims, the Term Loan Claims, or the Secured Swap Claims. 117. Any right, remedy, claim, interest, indemnity, protection, and/or exculpation preserved in Article IV.H of the Plan shall survive and remain in full force and effect and shall not be released, discharged or affected in any way by the terms of the Plan or this Confirmation Order, notwithstanding anything to the contrary contained herein or therein. 118. As a condition precedent to receiving any distribution on account of its Senior Notes Claim, each Senior Noteholder shall be deemed to have surrendered its Senior Notes and other documentation underlying its Senior Note Claim in accordance with the Senior Notes 51

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 52 of 145 Indenture, and all Senior Notes and such other documentation shall be deemed to be cancelled as set forth in, and subject to the exceptions set forth in Article IV.H of the Plan. Certain Securities Law Matters. 119. The offering, issuance, and distribution of the New Preferred Stock, and the New Common Stock, as contemplated by Article IV.D of the Plan, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities in accordance with, and pursuant to, section 1145 of the Bankruptcy Code. Such New Preferred Stock and New Common Stock will be freely tradable in the United States by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the New Organizational Documents. 120. If the ownership of the New Preferred Stock or the New Common Stock is reflected through the facilities of DTC, neither the Debtors, the Reorganized Debtors, nor any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Preferred Stock and the New Common Stock under applicable securities laws. Employee Obligations. 121. Except with respect to the Amended Management Employment Agreements, which shall be treated as set forth in Article IV.P.1. of the Plan, on the Effective Date, the Debtors shall have assumed each of the written contracts, agreements, policies, programs and plans for compensation, bonuses, reimbursement, health care benefits, disability benefits, deferred 52

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 53 of 145 compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the Debtors’ current and former employees, directors, officers, and managers, including executive compensation programs and existing compensation arrangements for the employees of the Debtors (but excluding any severance agreements with any of Debtors’ former employees) that are set forth in the Assumed Executory Contract and Unexpired Lease List. Except to the extent provided by Article VIII of the Plan, nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such employment agreements. 122. On the Effective Date, the Reorganized Debtors shall assume the Amended Management Employment Agreements. Cooperation by the DTC. 123. The DTC, and any participants and intermediaries, shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan. 124. DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Preferred Stock and the New Common Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. 125. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New 53

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 54 of 145 Preferred Stock and the New Common Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Section 1146 Exemption. 126. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facilities, as applicable; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for 54

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 55 of 145 filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Provisions Regarding Certain Governmental Unit Liabilities and Other Matters. 127. Nothing in this Confirmation Order, Plan, Plan Supplement or any other document implementing the Plan discharges, releases, precludes, or enjoins: (a) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim” as defined in 11 U.S.C. § 101(5); (b) any “claim,” as defined in 11 U.S.C. § 101(5), of a Governmental Unit arising on or after the Confirmation Date; (c) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors. Nor shall anything in this Confirmation Order, Plan, Plan Supplement or any other document implementing the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside the Court, any liability described in the preceding sentence. 128. Nothing in this Confirmation Order, Plan, Plan Supplement or any other document implementing the Plan shall: a. affect any setoff or recoupment rights of any Governmental Unit. b. divests any tribunal of any jurisdiction it may have under police or regulatory law to (i) interpret this Confirmation Order, Plan, Plan Supplement or any other document implementing the Plan; or (ii) to adjudicate any defense asserted under this Confirmation Order, Plan, Plan Supplement or any other document implementing the Plan. c. be interpreted to require the United States to approve the assumption, assignment and/or transfer of any interests in any federal oil and gas lease, including Indian leases, (each, a “Federal Lease”). In order to obtain the consent of the United States to any assumption, assignment and/or transfer of a Federal Lease, any and all existing defaults under such Federal Lease, including any outstanding royalties due under such Federal Lease must be cured or the prospective assignee and/or transferee must provide adequate assurance that the defaults will be promptly cured. 55

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 56 of 145 d. be interpreted to set cure amounts for a Federal Lease or to require the United States to novate or otherwise consent to the assignment and/or transfer of any interests in a Federal Lease. Except to the extent already paid by the Debtors, the obligations for the cure amounts owed to the United States under any assumed Federal Lease, including, without limitation, pre-petition and post-petition royalties known to date, are ratified and assumed, and each cure amount shall be paid in full, in Cash, as soon as practicable on the later of (a) the Effective Date or (b) when due in the ordinary course. If the Debtors do not pay any cure amount by the deadline set forth above, the Debtors will pay late payment charges pursuant to existing regulatory requirements and applicable law. 129. Notwithstanding any other provision in this Confirmation Order, Plan, Plan Supplement or any other document implementing the Plan, the United States will have the right to audit and/or perform any compliance review, and if appropriate, collect from the Debtors or their successors and assigns (including the Reorganized Debtors) any additional monies owed by the Debtors with respect to any assumed Federal Lease without those rights being adversely affected by the Chapter 11 Cases. The Debtors, and their successors and assigns (including the Reorganized Debtors) will retain all defenses and/or rights, other than defenses and/or rights arising from the Chapter 11 Cases, to challenge the results and determination of any such audit and/or compliance review; provided that any such challenge, including any challenge associated with the Chapter 11 Cases, must be raised in the United States’ administrative review process leading to a final agency determination by Office of Natural Resources Revenue. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. §§ 1701). FCC Approval. 130. No provision in the Plan or this Confirmation Order relieves the Debtors or the Reorganized Debtors from its obligation to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the Federal Communications Commission (“FCC”). No transfer of any FCC license or authorization held by 56

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 57 of 145 the Debtor or transfer of control of the Debtors, or transfer of control of a FCC licensee controlled by the Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority. Pinedale Joint Operating Agreements. 131. The Joint Operating Agreement dated March 31, 1997, in which one or more of the Debtors and Pinedale Energy Partners Operating, LLC (“Pinedale”) are parties through assignment, merger, and/or successor-in-interest and in which one or more of the Debtors is a “Non-Operator” thereunder as that term is defined therein and as well as the Joint Operating Agreement dated August 1, 1980, in which one or more of the Debtors and Pinedale are parties through assignment, merger, and/or successor-in-interest and which one or more of the Debtors holds a “Committed Working Interest” thereunder as that term is defined thereunder (collectively, “Pinedale JOA Agreements”) are hereby assumed in their entirety, and nothing in the Plan or this Order shall discharge, impair, or effect any of the parties’ rights and obligations under the assumed Pinedale JOA Agreements or the consensual liens, security interests, and rights of setoff and recoupment provided thereunder. As of July 1, 2019, it is estimated that the Debtors owe approximately $792,363.38 for unpaid joint interests billings under the assumed Pinedale JOA Agreements along with any other amounts that come due from July 1, 2019, all of which will be paid in the ordinary course of business under the terms of the assumed Pinedale JOA Agreements. The Debtors will provide notice of any amendment to the Plan Supplement to counsel to Pinedale and the NPI Owners via email in addition to any standard noticing procedures. If the final Plan Supplement filed on or before the Effective Date contemplates the rejection of any Executory 57

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 58 of 145 Contracts with Pinedale (other than the Pinedale JOA Agreements), Pinedale shall have an additional 14 days from the date of filing the final Plan Supplement to file a motion to compel the Debtors to assume any Executory Contracts with Pinedale (other than the Pinedale JOA Agreements, which are hereby assumed) and all parties’ rights to be heard with respect to such motion are reserved and preserved; provided that nothing in the Plan or this Order shall discharge, impair, or effect any of the parties’ rights and obligations or any consensual liens, security interests, and rights or setoff and recoupment under any Executory Contracts with Pinedale that are ultimately assumed pursuant to section 365 of the Bankruptcy Code. Conversely, if the final Plan Supplement filed on or before the Effective Date contemplates the assumption of any agreement with Pinedale (other than the Pinedale JOA Agreements), any party-in-interest may object to the classification of such agreement as an Executory Contract and such proposed rejection of such Pinedale agreements (other than the Pinedale JOA Agreements) during the 14-day period after filing the final Plan Supplement, and during such 14-day period such agreements between the Debtors and Pinedale (other than the Pinedale JOA Agreements) shall not be deemed assumed or rejected. For the avoidance of doubt, nothing in this provision prohibits the Debtors from affirmatively seeking to reject any agreement with Pinedale (other than the Pinedale JOA Agreements) before the Effective Date pursuant to the Plan Supplement or otherwise. 132. Nothing in the Plan or this Order shall impair, stay, or enjoin Pinedale’s pending administrative proceedings before the Oil and Gas Conservation Commission of the State of Wyoming (“Commission”) seeking to establish drilling and spacing in the Pinedale Field in which one or more of the Debtors is a party, including but not limited to Docket No. 4055-2019, 4056- 2019, and 4057-2019, and other administrative proceedings that have been filed with the Commission but have yet to be formally docketed. 58

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 59 of 145 Provision Regarding Certain Taxing Authorities. 133. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Texas Taxing Entities (collectively, the “Taxing Entities”)4 shall retain their statutory liens securing their pre-petition claims, if applicable, and post-petition claims, until such time as the Allowed amount of such tax claims is paid in full. Nothing in the Plan or this Confirmation Order shall be construed as an admission as to the validity of any claim asserted by the Taxing Authorities against the Debtors or a waiver of the Debtors’ rights to subsequently dispute such claim on any grounds. 134. Further, nothing in the Plan or this Confirmation Order shall be construed as a determination as to whether the Taxing Authorities are entitled to interest on any prepetition or postpetition claims, or the amount or rates of such interest. The Debtors and the Taxing Authorities reserve all rights with respect to any claims for prepetition or postpetition interest on any claims made by the Taxing Authorities. 4 The Texas Taxing Entities include the following: Anderson County, Cherokee County, Cherokee CAD, Comstock I.S.D., Henderson County, Groesbeck I.S.D., Midland CAD, Newton County, Newton I.S.D., Reeves CAD, Runnels County, Andrews County Tax Office, Andrews Independent School District, Austin County Appraisal District, Blackwell Independent School District, Borden County Appraisal District, Buena Vista Independent School District, Burkeville Independent School District, Canadian Independent School District, Carson County Appraisal District, Carson County Tax Office, Cochran County Tax Office, Coke County Tax Office, Colorado County, Ft. Elliott Consolidated Independent School District, Gaines County Appraisal District, Glasscock County Tax Office, Gray County Tax Office, Hansford County Tax Office, Hemphill County Tax Office, Hockley County Tax Office, Hudson Independent School District, Iraan-Sheffield Independent School District, La Joya Independent School District, Midland County, Nacogdoches County, et al., Ochiltree County Appraisal District, Panola County, Quitman Independent School District, Schleicher County Appraisal District, Scurry County Tax Office, Taxing Districts Collected by Potter County, Taxing Districts Collected by Randall County, Tomball Independent School District, Wheeler County Tax Office, Wink-Loving Independent School District, Yoakum County Tax Office, Crane County, Eustace ISD, Frankston ISD, Harris County, Hidalgo County, Limestone County, Live Oak CAD, Loving County, Pecos County, Nueces County, Reagan County, Reeves County, Rusk County, San Patricio County, Sterling County, Tarrant County, Tom Green CAD, Tyler County, Val Verde County, Van Zandt CAD, Ward County, and Winkler County. 59

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 60 of 145 Provision Regarding Mississippi Department of Revenue. 135. Notwithstanding anything in this Confirmation Order or the Plan to the contrary: (i) nothing shall preclude any valid right of setoff under section 553 of the Bankruptcy Code or right of recoupment of the Mississippi Department of Revenues (the “MDOR”) against any of the Debtors; (ii) the MDOR shall not be required to file a request for payment in the Chapter 11 Cases for any Administrative Claims with respect to liabilities described in sections 503(b)(l)(B) and (C) of the Bankruptcy Code; (iii) the Chapter 11 Cases shall have no effect on the MDOR’s rights as to non-Debtor third parties; (iv) in the event of a default in payment of Allowed Priority Tax Claims of the MDOR under the Plan, the MDOR shall send written notice of default to the Debtors or Reorganized Debtors, as applicable, and to their counsel; (v) if such default is not cured within thirty (30) days after such notice of default is mailed, the MDOR may proceed to (a) enforce the entire amount of its claim; (b) proceed with Mississippi state law remedies for collection of any amounts due and/or (c) seek such relief as may be available from the Court; provided that the Debtors and the Reorganized Debtors (as applicable) rights and defenses under Mississippi state law and the Bankruptcy Code with respect to the foregoing are fully preserved; provided, further, that notwithstanding anything contained herein to the contrary, the Court shall retain jurisdiction to determine the extent, priority and allowance of the MDOR’s Claims. 136. For the avoidance of doubt, nothing in this Confirmation Order or the Plan shall affect or relieve the Reorganized Debtors’ obligations to timely submit returns and remit payment for all taxes due or coming due under applicable Mississippi state law after the Effective Date, in accordance therewith. 60

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 61 of 145 Surety Obligations. 137. Notwithstanding any other provisions of the Plan, this Confirmation Order, or any other order of the Court, on the Effective Date, all rights and obligations of any party related to the (i) Debtors’ surety bonds of any kind maintained in the ordinary course of business, (ii) surety payment and indemnity agreements, setting forth a surety’s rights against the Debtors, and the Debtors’ obligations to pay and indemnify such surety from any loss, cost, or expense that the surety may incur, in each case, on account of the issuance of any surety bonds on behalf of the Debtors, (iii) surety collateral agreements governing collateral, if any, in connection with the Debtors’ surety bonds, including control agreements, trust agreements, deposit accounts, letters of credit and proceeds therefrom and/or (iv) ordinary course premium payments to the sureties for the Debtors’ surety bonds (collectively, the “Surety Bond Program,” and the Debtors’ obligations arising therefrom, the “Surety Bond Obligations”) shall be reaffirmed and ratified by the applicable Reorganized Debtors and continue in full force and effect and are not discharged, released or precluded by the Plan in any way. On the Effective Date, all liens, security interests and claims, if any, arising under or granted pursuant to or in connection with the Surety Bond Program shall be valid, binding, perfected, enforceable liens and security interests with the priorities established in respect thereof under applicable non-bankruptcy law and the common law of suretyship, and shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination or similar encumbrance under any applicable law, the Plan, or this Confirmation Order. Nothing in this Confirmation Order or the Plan or otherwise shall be deemed to limit any surety’s right to draw on any collateral. It shall not be necessary for any surety to “Opt Out” of any release provisions required under the Plan to receive any rights granted under this paragraph. The Surety Bond Program and all Surety Bond Obligations related thereto shall be treated by the Reorganized Debtors in the ordinary course of business as if these Chapter 11 Cases had not been 61

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 62 of 145 commenced. Nothing in the Plan or this paragraph shall affect in any way any surety’s rights against any non-debtor, or any non-debtor’s rights against a surety, including under the Surety Bond Program or with regard to the Surety Bond Obligations. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or otherwise, the Debtors and each surety within the Surety Bond Program reserve all rights and defenses with respect to any right, claim, interest, obligation and all documents related to the Surety Bond Obligations. For the avoidance of any doubt, and only to the extent applicable, the all agreements related to the Surety Bond Obligations are assumed by the Debtors and the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code upon the Effective Date. Provision regarding Encana and Newfield. 138. Notwithstanding anything to the contrary in either the Plan or this Confirmation Order, the terms of this paragraph shall only apply to Encana5 and the Encana Assumed Contracts.6 The Plan and Confirmation Order shall not be, and shall not be construed as, a determination of the cure amount or compensation, if any required to satisfy the provisions of sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code for the assumption of the Encana Assumed Contracts (the “Encana Cure Amount”). The Debtors or Reorganized Debtors, as applicable, and Encana shall endeavor in good faith to reach agreement as to the Encana Cure Amount within sixty (60) days following the Effective Date and if such agreement is reached shall file a stipulation with the Court setting forth the agreed Encana Cure Amount. If the Reorganized Debtors and Encana fail to reach an agreement as to the Encana Cure Amount within such sixty (60) day period, either the 5 “Encana” shall mean any of Encana Oil & Gas (USA) Inc., Newfield Exploration Mid-Continent Inc. and any of their affiliates or subsidiaries. 6 “Encana Assumed Contracts” means any Executory Contract that is assumed pursuant to the Plan between one or more of the Encana entities and one or more of the Debtors. For the avoidance of doubt, the Encana Assumed Contracts do not include (i) the Letter Agreement, which is addressed separately herein or (ii) any Executory Contracts rejected pursuant to the Plan. 62

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 63 of 145 Reorganized Debtors or Encana may, upon notice to the Reorganized Debtors or Encana, as applicable, request a hearing before the Court for the determination of the Encana Cure Amount. For purposes of determining the Encana Cure Amount, the effective date of assumption shall be the Effective Date. Nothing herein shall prejudice Encana’s right to oppose assumption and/or assignment of the Executory Contracts between the Debtors and Encana, or the Debtors’ or the Reorganized Debtors’ right to add any Encana Assumed Contract to the Rejected Executory Contracts and Unexpired Leases List if the Court determines that the Encana Cure Amount is greater than the amount set forth in any applicable cure notice. All Allowed Claims arising under the Encana Assumed Contracts, from services provided from and after the Petition Date shall be deemed to be Allowed Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their business, and the Debtors or the Reorganized Debtors, as applicable, shall pay in full all postpetition obligations and other disbursements due and owing on account of the foregoing to Encana after the Petition Date. Nothing herein shall prejudice (a) Encana’s right to assert an Administrative Claim for, inter alia, any postpetition obligation owed to Encana in accordance with applicable law, or (b) the Debtors’ or the Reorganized Debtors’ right dispute such claim. To the extent that an Encana Assumed Contract is assumed, such assumption shall result in the release and satisfaction of only those Claims that are based on an actual default existing as of the Effective Date with respect to such assumed Encana Assumed Contract. Otherwise, Encana expressly retains all of its rights under the Encana Assumed Contracts. The Plan and Confirmation Order shall not alter (a) the character of Encana’s mineral interests or Royalty and Working Interests or proceeds related thereto under applicable nonbankruptcy law or (b) any of Encana’s statutory liens, consensual liens, rights of setoff or recoupment to the extent such rights exist under the Encana Assumed Contracts, Executory Contracts rejected pursuant to the Plan, or applicable 63

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 64 of 145 law. In addition, nothing in the Plan or the Confirmation Order shall constitute an adjudication of whether the Debtors relinquished any rights or property interests under that certain joint development agreement between Newfield Exploration Mid-Continent Inc. and Vanguard Operating, LLC, dated September 19, 2017 (as supplemented December 3, 2018, the “Letter Agreement”), and all parties’ rights are reserved and preserved with respect to the forgoing. For the avoidance of doubt, notwithstanding the Plan injunction, discharge and similar provisions, the Plan and the Confirmation Order shall not discharge or preclude Newfield from asserting any Cause of Action against the Debtors or Reorganized Debtors (a) to determine substantive property rights of the Debtors or Encana under the Letter Agreement or (b) that may arise after the Effective Date on account of the Encana Assumed Contracts. Provision Regarding the CLO. 139. Notwithstanding anything else to the contrary in the Plan, the Confirmation Order, or any document implementing the Plan, this Confirmation Order shall not be, and shall not be construed as, (i) a determination regarding what cure amount, if any, shall be required to assume any executory contracts listed in the Plan Supplement by and between certain of the Debtors and the Commissioners of the Land Office of the State of Oklahoma (the “CLO”) or (ii) an adjudication of the CLO’s claims against any of the Debtors as set forth in any proofs of claim filed or to be filed in these cases. Whether the CLO’s claims are allowed, if at all, in what amount, and whether such claims are secured or unsecured, to the extent that such claims are subject to an objection filed by the Debtors, shall be determined pursuant to the claims resolution process. Further, to the extent that the CLO is deemed through the claims resolution process to hold an Allowed Secured Claim, such claim shall be treated as an Allowed Secured Claim under the Plan. 64

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 65 of 145 Provision Regarding Anadarko Petroleum Corporation. 140. For the avoidance of doubt, any purchase and sale agreement with (or acquired by) Anadarko Petroleum Corporation or its subsidiaries or affiliates (collectively, “Anadarko”) identified on the Rejected Executory Contract and Unexpired Lease List (including, without limitation, the contracts identified at line R-126-129, R-527-528, R-628, and R-883-885 in the Amended Plan Supplement) (the “Anadarko Agreement(s)”) shall be rejected only to the extent such agreement is an Executory Contract or Unexpired Lease. Further, and for the avoidance of doubt, and notwithstanding any contrary language in this Order or the Plan, any Anadarko Agreement identified on the Rejected Executory Contract and Unexpired Lease List that is an Executory Contract or Unexpired Lease shall be rejected only with respect to any existing executory obligations and such rejection shall not impair, affect, or modify any conveyance of real property interest by Anadarko (or any reservations with respect to the same) pursuant to any purchase or sale agreement on the Rejected Executory Contract and Unexpired Lease List, including, for the avoidance of doubt any royalty interests or other real property interests reserved by Anadarko. 141. To the extent the Debtors or Reorganized Debtors alter, amend, modify, or supplement the Assumed Executory Contract and Unexpired Lease List or the Rejected Executory Contract and Unexpired Lease List after entry of this Order with respect to any Executory Contract or Unexpired Lease of (or acquired by) Anadarko, Anadarko shall have seven (7) days to object to the proposed amendment. Further, and for the avoidance of doubt, Assumed Executory Contract and Assumed Unexpired Leases shall include all applicable amendments and modifications. Provision Regarding TEP. 142. This paragraph shall govern all rights and claims asserted by TEP Anadarko Basin South III LLC, TEP Anadarko Basin South IV LLC, TEP Anadarko Basin North III LLC, and TEP 65

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 66 of 145 Anadarko Basin North IV LLC (collectively, “TEP”) relating to the Purchase and Sale Agreement (“TEP PSA”), dated March 29, 2016, and effective January 1, 2016, by and between Vanguard Operating, LLC, as the Seller, and TEP as the Buyer, and all documents related to, executed, delivered or recorded in connection therewith. To the extent of any conflict between this paragraph and any other provision of the Confirmation Order, Plan, or related documents, this paragraph shall control. Nothing in the Confirmation Order or Plan shall (a) constitute a determination of (i) whether the TEP PSA or any documents related to, executed, delivered, or recorded in connection therewith, including but not limited to any assignments, bills of sale, mineral deeds, letters-in-lieu, or similar documents, are executory contracts subject to assumption or rejection under 11 U.S.C. § 365 or (ii) any cure amounts in connection therewith; (b) constitute a determination of any rights or Claims asserted by TEP under the TEP PSA, any related documents, or applicable law relating to the Assets (as defined in the TEP PSA), including but not limited to ownership of the Assets and any rights to payment relating to the Assets from and after the Effective Date of the TEP PSA (January 1, 2016) and any such rights to payment for amounts relating to the Assets will be determined through the claim reconciliation process post-Confirmation; or (c) enjoin or impair TEP’s rights or Claims against any non-debtor third parties relating to the Assets or any rights to payment in connection with the Assets. Provision Regarding Nico Resources, LLC. 143. Pursuant to the Amended Final Order (I) Authorizing Payment of Mineral Obligations and (II) Granting Related Relief [Docket No. 258], within 7 days after entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, will pay $12,000 to Nico Resources, LLC (“Nico”) in full satisfaction and release of any and all Claims and Causes of Action by Nico against the Debtors and the Reorganized Debtors, including Claim No. 1165 filed by Nico, respectively (the “Nico Settlement”); provided that such satisfaction and release shall not 66

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 67 of 145 preclude Nico from receiving a distribution on account of its Allowed claims (if any) in the pursuant to the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed in the Debtors’ predecessor’ chapter 11 cases. Further, Nico agrees that the Nico Settlement resolves its objection [Docket No. 536]. Provision Regarding England Resources Corporation. 144. Pursuant to the Amended Final Order (I) Authorizing Payment of Mineral Obligations and (II) Granting Related Relief [Docket No. 258], within 7 days after entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, will pay $48,000 to England Resources Corporation (“England”) in full satisfaction and release of any and all Claims and Causes of Action by England against the Debtors and the Reorganized Debtors, including Claim No. 1168 filed by England, respectively (the “England Settlement”); provided that such satisfaction and release shall not preclude England from receiving a distribution on account of its Allowed claims (if any) in the pursuant to the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed in the Debtors’ predecessor’ chapter 11 cases. Further, England agrees that the England Settlement resolves its objection [Docket No. 536]. Provision Regarding Hunt Oil Company. 145. Notwithstanding anything to the contrary in either the Plan or this Confirmation Order, the terms of this paragraph shall only apply to Hunt7 and the Hunt Assumed Contracts.8 The Plan and Confirmation Order shall not be, and shall not be construed as, a determination of the cure amount or compensation, if any required to satisfy the provisions of sections 365(b)(1)(A) 7 “Hunt” shall mean any of Hunt Oil Company and any of its affiliates or subsidiaries. 8 “Hunt Assumed Contracts” means any Executory Contract that is assumed pursuant to the Plan between one or more of the Hunt entities and one or more of the Debtors. For the avoidance of doubt, the Hunt Assumed Contracts do not include any Executory Contracts rejected pursuant to the Plan. 67

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 68 of 145 and 365(b)(1)(B) of the Bankruptcy Code for the assumption of the Hunt Assumed Contracts (the “Hunt Cure Amount”). The Debtors or Reorganized Debtors, as applicable, and Hunt shall endeavor in good faith to reach agreement as to the Hunt Cure Amount within sixty (60) days following the Effective Date and if such agreement is reached shall file a stipulation with the Court setting forth the agreed Hunt Cure Amount. If the Reorganized Debtors and Hunt fail to reach an agreement as to the Hunt Cure Amount within such sixty (60) day period, either the Reorganized Debtors or Hunt may, upon notice to the Reorganized Debtors or Hunt, as applicable, request a hearing before the Court for the determination of the Hunt Cure Amount. For purposes of determining the Hunt Cure Amount, the effective date of assumption shall be the Effective Date. Nothing herein shall prejudice Hunt’s right to oppose assumption and/or assignment of the Executory Contracts between the Debtors and Hunt, or the Debtors’ or the Reorganized Debtors’ right to add any Hunt Assumed Contract to the Rejected Executory Contracts and Unexpired Leases List if the Court determines that the Hunt Cure Amount is greater than the amount set forth in any applicable cure notice. To the extent that a Hunt Assumed Contract is assumed, such assumption shall result in the release and satisfaction of only those Claims that are based on an actual default existing as of the Effective Date with respect to such assumed Hunt Assumed Contract. Otherwise, Hunt expressly retains all of its rights under the Hunt Assumed Contracts. The Plan and Confirmation Order shall not alter any of Hunt’s statutory liens, consensual liens, rights of setoff or recoupment to the extent such rights exist under the Hunt Assumed Contracts. 68

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 69 of 145 Provision Regarding the Exxon/XTO Entities. 146. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the terms of this paragraph shall apply to the Exxon/XTO Entities and their respective Exxon/XTO Executory Contracts:9 a. This Confirmation Order shall not be, and shall not be construed as, a determination of the cure amount or compensation, if any, required to satisfy the provisions of sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code for the assumption of the Exxon/XTO Executory Contracts (the “Exxon/XTO Cure Amount”). The Debtors or the Reorganized Debtors, as applicable, and the Exxon/XTO Entities shall endeavor in good faith to reach agreement as to the Exxon/XTO Cure Amount within ninety (90) days following the Effective Date, and if such an agreement is reached, the Debtors or Reorganized Debtors, as applicable, and Exxon/XTO Entities, shall file a stipulation with the Court setting forth the agreed Exxon/XTO Cure Amount. If the Reorganized Debtors and the Exxon/XTO Entities fail to reach agreement as to the Exxon/XTO Cure Amount within such ninety (90) day period, either the Reorganized Debtors or Exxon/XTO Entities may, on notice to the Reorganized Debtors or Exxon/XTO, as applicable, request a hearing before the Court for the determination of the Exxon/XTO Cure Amount. Nothing herein shall prejudice the Exxon/XTO Entities’ right to assert the arguments raised in their Objection by the Exxon/XTO Entities To (A) Amended Joint Plan of Reorganization of Vanguard Natural Resources, Inc. and its Debtor Affiliates [Docket No. 472], (B) Third Party Releases Contained in the Plan, and (C) The Cure Claims Proposed In the Debtors’ Notice of Filing Plan Supplement, as Amended [Docket Nos. 522, 523] [Docket No. 542]. For purposes of determining the Exxon/XTO Cure Amount, the effective date of assumption shall be the Petition Date. The Exxon/XTO Cure Amount shall be due and payable by the Debtors or Reorganized Debtors, as applicable, regardless of whether the escrow provided under Section V.C. of the Plan for payment of cure claims is sufficiently funded. b. The bar date for the Exxon/XTO Entities to file a claim based on the rejection of any Exxon/XTO Executory Contracts shall be ninety (90) days after the Effective Date; provided that if the Debtors or the Reorganized Debtors, as applicable, add any of the Exxon/XTO Executory Contracts to the Rejected Executory Contract and Unexpired Lease List as provided in Section V.A. of the Plan, the bar date for filing a rejection claim for such Exxon/XTO Executory Contracts shall be no earlier than ninety (90) days after an amended or supplemental Rejected Executory 9 As used herein, the term “Exxon/XTO Entities” shall collectively mean ExxonMobil Corporation, Exxon Mobil Production Co., Exxon Mobil Exploration Co., Mobil Oil Corporation, SOCONY-Mobil Oil Company, Exxon Company, USA, ExxonMobil Production Company, Mobil Exploration Company, Inc., Mobil Exploration & Producing U.S., Inc., Mobil Foundation, Inc., Mobil Producing Texas & New Mexico, Inc., Exxon Corp. – Midland, Mobil Exploration and Producing Southeast, Inc., XTO Energy Inc., as well as any parent, subsidiary, or affiliate of any of said parties. The term “Exxon/XTO Executory Contracts” shall mean any Executory Contract between any one or more of the Debtors and any one or more of the Exxon/XTO Entities. 69

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 70 of 145 Contract and Unexpired Lease List is filed with the Court and served on the applicable Exxon/XTO Entities and their counsel. Claims based on the rejection of an Exxon/XTO Executory Contract shall be paid and treated as a General Unsecured Claim under the Plan. The provisions of Plan Section V.D. shall not apply to the Exxon/XTO Entities or to any of the Exxon/XTO Executory Contracts. c. All Claims arising under the Exxon/XTO Executory Contracts from and after the Petition Date shall be deemed to be Allowed General Administrative Claims based on a liability incurred by the Debtors in the ordinary course of their business for which no request for allowance of an administrative claim shall be necessary, as contemplated in Section II.A.(3) of the Plan. However, in the event the Debtors or the Reorganized Debtors, as applicable, and the Exxon/XTO Entities, are unable to agree on the amount of the Allowed General Administrative Claim held by the Exxon/XTO Entities, either party may apply to the Court for a review and determination thereto. d. To the extent that an Exxon/XTO Executory Contract is assumed, such assumption shall result in the full release and satisfaction of only those Claims based on an actual default existing as of the Petition Date with respect to such assumed Exxon/XTO Executory Contract, and for the avoidance of doubt, this Confirmation Order shall not otherwise (a) disallow or otherwise expunge the Proofs of Claim filed by any of the Exxon/XTO Entities, or (b) alter any of the Exxon/XTO Entities’ statutory liens, consensual liens, rights of setoff or recoupment, to the extent such rights exist under the Exxon/XTO Executory Contracts or pursuant to applicable law. The Exxon/XTO Entities shall be deemed to have opted out of the Third Party Releases contained in Section VIII.D of the Plan. e. Only Exxon/XTO Executory Contracts on the Rejected Executory Contract and Unexpired Lease List shall be rejected pursuant to the Plan or Confirmation Order, and all parties’ rights with respect to (i) whether such contracts and/or leases on the Rejected Executory Contracts and Unexpired Lease List are in fact Executory Contracts and/or Unexpired Leases which Debtors may reject and (ii) any Claim for rejection damages arising from rejection of such Executory Contracts and/or Unexpired Leases (if any) are reserved for further hearing. Provision Regarding the Wyoming Defendants. 147. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, (a) the Wyoming Department of Revenue and each of the Wyoming Counties of Campbell, Sublette, Natrona, Carbon, Park, and Sweetwater (collectively, the “Wyoming Entities”) is hereby recognized to have opted out of the third-party release provision of Article VIII.D of the Plan and paragraph 86 of this Confirmation Order; (b) no claims, defenses, or rights of any Wyoming Entity 70

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 71 of 145 in connection with the adversary proceedings pending in this district and assigned Adv. Nos. 18-3046, 18-03244, 18-03245, 18-03246, 18-03247, 18-03248, 18-03249, and 18-03250, (the “Wyoming Proceedings”) shall be released, extinguished, or enjoined (including, for the avoidance of doubt, by the injunction in Article VIII.F of the Plan and paragraphs 88 and 89 of this Confirmation Order) by operation of such provisions of the Plan and this Confirmation Order, nor shall any Wyoming Entity be enjoined by such provisions from the prosecution or assertion of any such claim, defense, or right in connection with the Wyoming Proceedings; (c) no part of the discharge granted to the Debtors under Article VIII.A of the Plan shall operate or be construed to discharge or release any claim, defense, or right that has been or may be asserted by any Wyoming Entity in connection with the Wyoming Proceedings, including any claim arising under 11 U.S.C. § 502(h); (d) each Wyoming Entity shall retain its statutory liens, if any, securing its Claims until such time as the Allowed amount of each such Claim is paid in full; and (e) no Wyoming Entity shall be be required to file a request for payment in the Chapter 11 Cases for any Administrative Claims with respect to liabilities described in 11 U.S.C. § 503(b)(l)(B) and (C). 148. For the avoidance of doubt, nothing in this Confirmation Order or the Plan shall affect or relieve the Reorganized Debtors’ obligations to timely submit returns and remit payment for all taxes due or coming due under applicable Wyoming state law after the Effective Date, in accordance therewith. Provision Regarding Iowa Realty Trust. 149. Any undisputed and unpaid amounts owed as of the Effective Date to Iowa Realty Trust or IRT Land and Minerals LLC on account of Royalty and Working Interests shall be paid in the ordinary course of business. 71

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 72 of 145 Provision Regarding the State of New Mexico. 150. Notwithstanding anything in this Plan, Plan Supplement, or the Confirmation Order to the contrary, all parties reserve their rights with respect to the applicability of the New Mexico Uniform Unclaimed Property Act (1995), NMSA 1978, Section 7-8A-1, et seq. Notwithstanding anything to the contrary in the Plan, Plan Supplement, or this Confirmation Order, the New Mexico Taxation and Revenue Department may setoff and apply any 2016 pre-petition tax credits from Vanguard Operating LLC to Vanguard Operating LLC's pre-petition tax liabilities for 2014 and 2015. Provision Regarding NPI Litigation. 151. Debtor Vanguard Operating, LLC is a party to Adversary Proceeding No. 18-03178, Vanguard Operating, LLC v. Michael L. Klein, et al, associated with Vanguard I and pending in the United States Bankruptcy Court for the Southern District of Texas (the “NPI Litigation”). 152. Neither the stay nor any plan injunction or discharge in connection with these Chapter 11 Cases shall impact, prevent, or impair the parties, including any successors or assigns, from proceeding forward with the NPI Litigation. Such parties’ rights are fully reserved and preserved. Nothing in the Plan or this Confirmation Order shall alter or amend any result from the final disposition of the NPI Litigation, and such final disposition shall be binding on the parties, including their successors and assigns and any Reorganized Debtors. This provision shall control over any discrepancies with the Plan and any modifications thereto. Provision Regarding PKY. 153. By the entry of this Order, the Debtors are not assuming or rejecting that certain March 9, 2012 Office Lease between PKY-San Felipe Plaza, L.P. (“PKY”) and Vanguard Natural Resources, as amended by those certain First through Fifth Amendments to Lease Agreement (as 72

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 73 of 145

amended, the "PKY Lease") contemporaneously with the confirmation of the Plan, but are instead reserving the right to seek to assume or reject the Lease through the Effective Date of the Plan. All of PKY's rights, remedies and claims, including, but not limited to the rights to object to any such assumption or rejection of the Lease and/or to assert any and all claims arising from the Lease, are preserved notwithstanding the confirmation of the Plan.

OO. Provision Regarding Sun Oil.

154. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order, the Debtors and: Energy Transfer; Energy Transfer Fuel LP; Energy Transfer Partners, L.P.; ETC Field Services LLC; ETC Marketing, LTD; ETC Oasis GP LLP; ETC Texas Pipeline; ETC Texas Pipeline Ltd; Lone Star Product Services LLC; Lone Star NGL Products Services LLC; Oasis Pipeline, LP; Oasis Pipe Line Company Texas LP; Panhandle Eastern Pipe Line Co; Panhandle Eastern Pipeline Co; Sun Exploration & Prod. Co.; Sun Exploration and Production Company; Sun Oil; Sun Oil Company; Sun Oil Company – Sunoco Division; Sun Oil Company (Delaware); Sun Operating Limited Partnership; Sun Operating LP; Sun Production Company; Sunoco Logistics Partners Operations GP, LLC; Sunoco Partners; and Sunoco Partners Marketing & Terminals LP (collectively, "Energy Transfer") agree that the proposed assumption of the agreements listed at the following lines of the Amended Plan Supplement:

A-10501	A-18702	A-23269	A-23295	A-23348
A-10505	A-18703	A-23270	A-23296	A-23349
A-10506	A-18705	A-23271	A-23297	A-23350
A-10507	A-18706	A-23272	A-23298	A-23351
A-10508	A-18707	A-23273	A-23299	A-23352
A-10509	A-18708	A-23274	A-23300	A-23353

73

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 74 of 145

A-10511	A-18709	A-23275	A-23301	A-23354
A-10514	A-18710	A-23276	A-23302	A-23355
A-10840	A-19132	A-23277	A-23303	A-23356
A-10841	A-1476	A-23278	A-23304	A-23357
A-10842	A-1477	A-23279	A-23305	A-23358
A-10843	A-1478	A-23280	A-23306	A-23359
A-10845	A-23255	A-23281	A-23334	A-23360
A-10846	A-23256	A-23282	A-23335	A-23361
A-10847	A-23257	A-23283	A-23336	A-23362
A-10848	A-23258	A-23284	A-23337	A-23363
A-10849	A-23259	A-23285	A-23338	A-23364
A-10851	A-23260	A-23286	A-23339	A-23365
A-10852	A-23261	A-23287	A-23340	A-23366
A-10853	A-23262	A-23288	A-23341	A-23367
A-10855	A-23263	A-23289	A-23342	A-23368
A-10856	A-23264	A-23290	A-23343	A-23369
A-10857	A-23265	A-23291	A-23344	A-23370
A-10858	A-23266	A-23292	A-23345	
A-10859	A-23267	A-23293	A-23346	
A-18701	A-23268	A-23294	A-23347	

between various Debtors and Energy Transfer Entities (collectively, the "Vanguard/Energy Transfer Agreements") are deferred pending the filing of a notice or notices with the Court executed by or on behalf of both Energy Transfer and the Debtors assuming or rejecting any or all

74

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 75 of 145 the Vanguard/Energy Transfer Agreements. The Debtors and Energy Transfer reserve all rights, claims and defenses with respect to assumption or rejection of the Vanguard/Energy Transfer Agreements, including with respect to the amounts of any cure payments or cure obligations and neither the Plan or this Order shall be construed as an order assuming the Vanguard/Energy Transfer Agreements. In the event that no notice of assumption is filed by the Effective Date with respect to any particular Vanguard/Energy Transfer Agreements, such Vanguard/Energy Transfer Agreements shall be deemed rejected unless otherwise agreed to by the parties. Provision Regarding Lewis. 155. Notwithstanding the rejection of any Executory Contracts between the Debtors and Lewis Petro Properties, Inc. and Petro Lewis Corporation (collectively, “Lewis”), (a) the Debtors and Lewis reserve their rights with respect to the effect of such rejection (including whether the Lewis agreements sought to be rejected are, in fact, executory contracts under Section 365 of the Bankruptcy Code); and (b) the determination of the amount and nature of Lewis’s rejection damages claim (whether it is unsecured, secured, and/or administrative) shall be determined through the claim objection process under Article VII of the Plan. Professional Compensation and Reimbursement Claims. 156. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Court, pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court. In addition, subject to 75

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 76 of 145 Article XII.D. of the Plan, the Debtors and Reorganized Debtors (as applicable) are authorized to pay and/or reimburse any and all professional fees, including those incurred by the Consenting Stakeholders, the Committee, the DIP Agent, and/or the Exit Facility Agent as and to the extent contemplated by and in accordance with the Plan, the Plan Support Agreement, the Final DIP Order, and the Exit Facilities Documentation. Further, the Debtors or Reorganized Debtors (as applicable) are authorized to pay and/or reimburse up to $60,000 of professional fees incurred by the Senior Notes Trustee. Nonseverability of Plan Provisions upon Confirmation. 157. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Court is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified except as provided by the Plan or this Confirmation Order; and (c) nonseverable and mutually dependent. Waiver or Estoppel. 158. Each holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan, the Disclosure Statement, the Plan Support Agreement, or papers filed with the Court before the Confirmation Date. 76

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 77 of 145 Provisions Regarding Certain Tax Disclosures. 159. Article XII.C of the Disclosure Statement is hereby supplemented by the addition of the following language addressing the U.S. federal income tax treatment of the GUC Distribution Trust: a. The GUC Distribution Trust may be classified as a “liquidating trust” under section 301.7701-4(d) of the Treasury Regulations and qualify as a “grantor trust” under section 671 of the Tax Code. In such case, any beneficiaries of such GUC Distribution Trust would be treated as grantors and deemed owners thereof and, for all United States federal income tax purposes, any beneficiaries would be treated as if they had received a distribution from the Debtors of an undivided interest in the assets of the GUC Distribution Trust and then contributed such undivided interest to the vehicle. If this treatment applies, the person or persons responsible for administering the GUC Distribution Trust shall, in an expeditious but orderly manner, make timely distributions to beneficiaries of the GUC Distribution Trust pursuant to the Plan and not unduly prolong its duration. b. No entity-level tax should be imposed on the GUC Distribution Trust with respect to earnings generated by the assets held by the GUC Distribution Trust. Each beneficiary must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit, if any, recognized or incurred by the GUC Distribution Trust, even if no distributions are made. Allocations of taxable income with respect to the GUC Distribution Trust shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately before such deemed distribution, the GUC Distribution Trust had distributed all of their other assets (valued for this purpose at their tax book value) to the beneficiaries, taking into account all prior and concurrent distributions from the GUC Distribution Trust. Similarly, taxable losses of the GUC Distribution Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets. The tax book value of the assets for this purpose shall equal their respective fair market values on the Effective Date or, if later, the date such assets were acquired, adjusted in either case in accordance with the tax accounting principles prescribed by the applicable provisions of the Tax Code, Treasury Regulations and other applicable administrative and judicial authorities and pronouncements. c. The character of items of income, gain, loss, deduction and credit to any Holder of a beneficial interest in the GUC Distribution Trust, and the ability of such Holder to benefit from any deductions or losses, may depend on the particular circumstances or status of the Holder. Taxable income or loss allocated to a beneficiary should be treated as income or loss with respect to the interest of such beneficiary in the GUC Distribution Trust and not as income or loss with respect to such beneficiary’s applicable Claim or Interest. In the event any tax is imposed on 77

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 78 of 145 the GUC Distribution Trust, the person or persons responsible for administering the GUC Distribution Trust shall be responsible for payment, solely out of the assets of the GUC Distribution Trust of any taxes imposed on the GUC Distribution Trust. d. With respect to any of the assets of the GUC Distribution Trust that are subject to potential disputed claims of ownership or uncertain distributions, the GUC Distribution Trust may be subject to disputed ownership fund treatment under Section 1.468B-9 of the Treasury Regulations. Under such treatment, a separate federal income tax return shall be filed with the IRS for any such account. Any taxes (including with respect to earned interest, if any) imposed on the GUC Distribution Trust as a result of this treatment shall be paid out of the assets of the GUC Distribution Trust (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). To the extent property is not distributed to U.S. Holders of applicable Claims on the Effective Date but, instead, is transferred to any such account, although not free from doubt, U.S. Holders should not recognize any gain or loss on the date that the property is so transferred. Instead, gain or loss should be recognized when and to the extent property is actually distributed to such U.S. Holders. e. Article XII.B of the Disclosure Statement is hereby supplemented by the addition of the following language addressing the U.S. federal income tax treatment of the Disputed Ownership Fund: f. With respect to the GUC Distribution Trust, the Debtors shall be treated as having transferred the assets being contributed to the GUC Distribution Trust to the Holders of Class 6 Claims in partial satisfaction of their claims (with such Holders of Claims being deemed to contribute such assets to the GUC Distribution Trust). The transfer of such assets by the Debtors shall give rise to taxable income equal to the difference between the value of such assets (which shall be determined in accordance with the documentation for the GUC Distribution Trust) and the Debtors’ tax basis in such assets (which may be zero). Any such taxable income is expected to be by the Debtors’ available tax attributes. Tax Withholding. 160. In accordance with the provisions of the Plan and subject to Article VI.F of the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including 78

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 79 of 145 liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All Persons holding Claims against any Debtor shall be required to provide any additional information necessary for the Reorganized Debtors to comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit. The Reorganized Debtors reserve the right to allocate any distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances. 161. Notwithstanding any other provision of the Plan to the contrary, each holder of an Allowed Claim or Allowed Interest shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit on account of such distribution. Authorization to Appoint GUC Distribution Trustee. 162. The GUC Distribution Trustee shall be selected by the Committee (with the reasonable consent of the Debtors and the DIP Agent). The GUC Distribution Trustee’s activities shall be limited to (a) prosecuting objections to Claims asserted as Class 6 Claims; (b) exercising its rights under the GUC Distribution Prosecution Procedures; (c) distributing GUC Distribution Trust Assets to Holders of Allowed Class 6 Claims; and (d) such other limited activities as are necessary to the proper execution of the foregoing. The GUC Distribution Trustee’s rights shall include the right to (i) object to or otherwise contest Claims asserted as Class 6 Claims (including, for the avoidance of doubt, claims arising from the rejection of Executory Contracts and Unexpired Leases), whether asserted in a Proof of Claim or scheduled by a Debtor and (ii) assert any and all rights of setoff, counterclaims, recoupment claims, and claims under contracts, insofar as such 79

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 80 of 145 rights relate to the objection or contest of any Class 6 Claim. The GUC Distribution Trustee shall also be authorized to take all action reasonably necessary to prosecute the GUC Distribution Trust Causes of Action on behalf of the Reorganized Debtors as provided in the GUC Distribution Prosecution Procedures. 163. The GUC Distribution Trustee shall have the authority to reasonably retain any professionals necessary to assist the GUC Distribution Trustee in carrying out its duties under the GUC Distribution Trust Agreement; provided that any such professionals shall be compensated solely from GUC Distribution Trust Assets and in no event shall the GUC Distribution Trustee or any of its professionals have or make any claim for reimbursement of fees or expenses against any Person other than the GUC Distribution Trustee or any property other than the GUC Distribution Trust Assets, except as set forth in the GUC Distribution Prosecution Procedures. Further, the GUC Distribution Trustee shall have the authority to pay its professionals out of the GUC Distribution Trust Assets. 164. For the avoidance of doubt, the GUC Distribution Trustee shall not be authorized to bring any Claim or Cause of Action, including the GUC Distribution Assets, against a Released Party. 165. Notwithstanding anything to the contrary herein or in the Plan, the Reorganized Debtors or the GUC Distribution Trustee, as applicable, may seek entry of a Final Order extending the deadline for the filing of objections to Claims from the Bankruptcy Court; provided that such motion, if appropriate, shall be filed before the expiration of the deadline to object to Claims. Carve Out From Third Party Releases. 166. For the avoidance of doubt, the following parties, but not limited to such parties, are carved out of the releases by holders of Claims or Interests provided for in Article III.D of the Plan: (i) the Board of Commissioners of Campbell County, Wyoming; (ii) Sublette County, 80

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 81 of 145 Natrona County, Johnson County, Carbon County, Park County, and Sweetwater County, Wyoming (collectively, the “Counties”); (iii) the Exxon/XTO Entities; (iv) TEP; (v) the Wyoming Department of Revenue; (vi) Hunt Oil Company; and (vii) Arjun S. Rautela. Authorization to Consummate. 167. The Debtors are authorized to consummate the Plan, including the Restructuring Transactions contemplated thereby, at any time after the entry of this Confirmation Order. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to holders of any Allowed Claims or Interests (as applicable). Assumption and Cure of Executory Contracts. 168. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, all Executory Contracts or Unexpired Leases will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified on the Assumed Executory Contract and Unexpired Lease List; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Court order; (4) are the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (5) is a contract, instrument, release, or other agreement or document entered into in connection with the Plan or the Restructuring Transactions. For the avoidance of doubt, if an Executory Contract 81

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 82 of 145 and Unexpired Lease is inadvertently included on both the Assumed Executory Contract and Unexpired Lease List and the Rejected Executory Contract and Unexpired Lease List, such Executory Contract or Unexpired Lease shall be rejected by the applicable Reorganized Debtor pursuant to the Plan. 169. Unless a party to an Executory Contract or Unexpired Lease has objected to the Cure amount identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors shall pay such Cure in accordance with the terms of the Plan and the assumption of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. Any disputed Cure amounts shall be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law. 170. To the extent that any dispute with respect to the amount of any payments to cure any default with respect to any Executory Contract and Unexpired Lease to be assumed pursuant to the Plan is resolved or determined, including by entry of an order by the Court, in a manner that is not acceptable to the Debtors or Reorganized Debtors, as applicable, the Debtors or Reorganized Debtors, as applicable, may move to reject the applicable Executory Contract or Unexpired Lease at any time based upon the existence of any unresolved dispute as set forth in Article V.C of the Plan. 171. Notwithstanding anything to the contrary in the Plan or Confirmation Order, only Executory Contracts and Unexpired Leases on the Rejected Executory Contract and Unexpired 82

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 83 of 145 Lease List shall be rejected pursuant to the Plan or Confirmation Order, and all parties’ rights with respect to (i) whether such contracts and/or leases on the Rejected Executory Contracts and Unexpired Lease List are in fact Executory Contracts and/or Expired Leases which Debtor may reject and (ii) any Claim FOR rejection damages arising from rejection of such Executory Contracts and/or Unexpired Leases (if any) are reserved for further hearing. Effect of Non-Occurrence of Conditions to the Effective Date. 172. If the Effective Date does not occur on or before the termination of the Plan Support Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity; provided that all provisions of the Plan Support Agreement that survive termination thereof shall remain in effect in accordance with the terms thereof. Termination of Challenge Period. 173. The deadline for commencing a Challenge (as defined in the Final DIP Order) terminated as the terms set forth in the Committee Settlement, and the stipulations, admissions, findings, relief, releases, and other provisions contained in the DIP Order shall be binding on the Debtors’ estates and all parties in interest. Waiver of 14-Day Stay. 174. The requirements under Bankruptcy Rule 3020(e) that an order confirming a Plan is stayed until the expiration of 14 days after entry of the order is hereby waived. This Confirmation Order is a Final Order and shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062. The Debtors are authorized to consummate the Plan on any business day after entry of this Confirmation Order, subject to 83

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 84 of 145 satisfaction or waiver (by the required parties) of the conditions set forth in Article IX.B of the Plan. Post-Confirmation Modification of the Plan. 175. Subject to the terms of the Plan and the Plan Support Agreement, respectively, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Article X.A of the Plan, without further order of the Court. Final Order. 176. This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order. Signed: July 09, 2019 Dated: __________, 2019 Houston, Texas DAVID____________________________________ R. JONES UNITEDDAVID R. STATES JONES BANKRUPTCY JUDGE UNITED STATES BANKRUPTCY JUDGE 84

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 85 of 145 Exhibit A Plan

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 86 of 145

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	)	Chapter 11
VANGUARD NATURAL RESOURCES, INC., *et al.*,[1]	)	Case No. 19-31786 (DRJ)
Debtors.	)	(Jointly Administered)

AMENDED JOINT PLAN OF REORGANIZATION (AS MODIFIED) OF VANGUARD NATURAL RESOURCES, INC. AND ITS DEBTOR AFFILIATES

BLANK ROME LLP
James T. Grogan (TX Bar No. 24027354)
Philip M. Guffy (TX Bar No. 24113705)
717 Texas Avenue, Suite 1400
Houston, Texas 77002
Telephone: (713) 228-6601
Facsimile: (713) 228-6605
Email: jgrogan@blankrome.com
pguffy@blankrome.com

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Brian E. Schartz, P.C. (TX Bar No. 24099361)
609 Main Street
Houston, Texas 77002
Telephone: (713) 836-3600
Facsimile: (713) 836-3601
Email: brian.schartz@kirkland.com

-and-

Christopher Marcus, P.C. (admitted *pro hac vice*)
Aparna Yenamandra (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: christopher.marcus@kirkland.com
aparna.yenamandra@kirkland.com

Dated: July 8, 2019

Co-Counsel for the Debtors and Debtors in Possession

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Vanguard Natural Resources, Inc. (1494); Eagle Rock Acquisition Partnership, L.P. (6706); Eagle Rock Acquisition Partnership II, L.P. (0903); Eagle Rock Energy Acquisition Co., Inc. (4564); Eagle Rock Energy Acquisition Co. II, Inc. (3364); Eagle Rock Upstream Development Company, Inc. (0113); Eagle Rock Upstream Development Company II, Inc. (7453); Escambia Asset Co. LLC (2000); Escambia Operating Co. LLC (3869); Vanguard Natural Gas, LLC (1004); Vanguard Operating, LLC (9331); and VNR Holdings, LLC (6371). The location of the Debtors' service address is: 5847 San Felipe, Suite 3000, Houston, Texas 77057.

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 87 of 145 TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................................................................... 1 A. Defined Terms. ................................................................................................................................. 1 B. Rules of Interpretation. ................................................................................................................... 14 C. Computation of Time. ..................................................................................................................... 15 D. Governing Law. .............................................................................................................................. 15 E. Reference to Monetary Figures. ...................................................................................................... 15 F. Reference to the Debtors or the Reorganized Debtors. ................................................................... 15 G. Controlling Document. .................................................................................................................... 15 ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND DIP FACILITY CLAIMS ................... 16 A. Administrative Claims. ................................................................................................................... 16 B. Professional Fee Claims. ................................................................................................................. 16 C. Priority Tax Claims. ........................................................................................................................ 17 D. DIP Facility Claims. ........................................................................................................................ 17 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..................................... 17 A. Classification of Claims and Interests. ............................................................................................ 17 B. Treatment of Claims and Interests. ................................................................................................. 18 C. Special Provision Governing Unimpaired Claims. ......................................................................... 22 D. Elimination of Vacant Classes. ....................................................................................................... 22 E. Voting Classes, Presumed Acceptance by Non-Voting Classes. .................................................... 22 F. Intercompany Interests. ................................................................................................................... 22 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 23 H. Controversy Concerning Impairment. ............................................................................................. 23 I. Subordinated Claims. ...................................................................................................................... 23 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ........................................................................ 23 A. General Settlement of Claims and Interests. ................................................................................... 23 B. Restructuring Transactions.............................................................................................................. 24 C. Reorganized Debtors. ...................................................................................................................... 24 D. Sources of Consideration for Plan Distributions. ............................................................................ 24 E. Corporate Existence. ....................................................................................................................... 25 F. Treatment of Royalty and Working Interests. ................................................................................. 26 G. Vesting of Assets in the Reorganized Debtors. ............................................................................... 26 H. Cancellation of Existing Securities and Agreements. ..................................................................... 26 I. Corporate Action. ............................................................................................................................ 27 J. New Organizational Documents. .................................................................................................... 27 K. Directors and Officers of the Reorganized Debtors. ....................................................................... 28 L. Effectuating Documents; Further Transactions. .............................................................................. 28 M. Certain Securities Law Matters. ...................................................................................................... 28 N. Section 1146 Exemption. ................................................................................................................ 28 O. Management Incentive Plan. ........................................................................................................... 29 P. Employee Matters. .......................................................................................................................... 29 Q. Preservation of Causes of Action. ................................................................................................... 30 R. The GUC Distribution Trust. .......................................................................................................... 30 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 33 A. Assumption and Rejection of Executory Contracts and Unexpired Leases. ................................... 33 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. ..................................... 34 C. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed. .................................. 34 D. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases. ........... 35 E. Indemnification Provisions. ............................................................................................................ 35 i

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 88 of 145 F. Insurance Policies. .......................................................................................................................... 36 G. Modifications, Amendments, Supplements, Restatements, or Other Agreements. ......................... 36 H. Reservation of Rights. ..................................................................................................................... 36 I. Nonoccurrence of Effective Date. ................................................................................................... 36 J. Contracts and Leases Entered Into After the Petition Date. ............................................................ 36 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 37 A. Distributions on Account of Claims and Interests Allowed as of the Effective Date. .................... 37 B. Disbursing Agent. ........................................................................................................................... 37 C. Rights and Powers of Disbursing Agent. ........................................................................................ 37 D. Delivery of Distributions of GUC Distribution Trust Assets. ......................................................... 37 E. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 38 F. Manner of Payment. ........................................................................................................................ 38 G. Compliance with Tax Requirements. .............................................................................................. 38 H. Allocations. ..................................................................................................................................... 39 I. No Postpetition Interest on Claims. ................................................................................................ 39 J. Foreign Currency Exchange Rate. .................................................................................................. 39 K. Setoffs and Recoupment. ................................................................................................................ 39 L. Claims Paid or Payable by Third Parties. ........................................................................................ 39 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ..................................................................................................................... 40 A. Allowance of Claims. ...................................................................................................................... 40 B. Claims Administration Responsibilities. ......................................................................................... 40 C. Estimation of Claims. ...................................................................................................................... 41 D. Adjustment to Claims or Interests without Objection. .................................................................... 41 E. Time to File Objections to Claims. ................................................................................................. 41 F. Disallowance of Claims or Interests................................................................................................ 41 G. No Distributions Pending Allowance. ............................................................................................. 42 H. Distributions After Allowance. ....................................................................................................... 42 I. No Interest. ...................................................................................................................................... 42 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 42 A. Discharge of Claims and Termination of Interests. ......................................................................... 42 B. Release of Liens. ............................................................................................................................ 43 C. Releases by the Debtors. ............................................................................................................... 43 D. Releases by Holders of Claims and Interests. ............................................................................. 44 E. Exculpation. ................................................................................................................................... 45 F. Injunction....................................................................................................................................... 45 G. Protections Against Discriminatory Treatment. .............................................................................. 46 H. Document Retention. ...................................................................................................................... 46 I. Reimbursement or Contribution. ..................................................................................................... 46 J. SEC Rights Reserved. ..................................................................................................................... 46 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ........................................... 46 A. Conditions Precedent to the Effective Date. ................................................................................... 46 B. Waiver of Conditions. ..................................................................................................................... 48 C. Effect of Failure of Conditions. ...................................................................................................... 48 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 48 A. Modification and Amendments. ...................................................................................................... 48 B. Effect of Confirmation on Modifications. ....................................................................................... 48 C. Revocation or Withdrawal of Plan. ................................................................................................. 49 ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 49 ii

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 89 of 145 ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 51 A. Immediate Binding Effect. .............................................................................................................. 51 B. Additional Documents. ................................................................................................................... 51 C. Payment of Statutory Fees. ............................................................................................................. 51 D. Statutory Committee and Cessation of Fee and Expense Payment. ................................................ 51 E. Reservation of Rights. ..................................................................................................................... 51 F. Successors and Assigns. .................................................................................................................. 51 G. Notices. ........................................................................................................................................... 52 H. Term of Injunctions or Stays. .......................................................................................................... 54 I. Entire Agreement. ........................................................................................................................... 54 J. Exhibits. .......................................................................................................................................... 54 K. Nonseverability of Plan Provisions. ................................................................................................ 54 L. Votes Solicited in Good Faith. ........................................................................................................ 54 M. Closing of Chapter 11 Cases. .......................................................................................................... 55 N. Waiver or Estoppel.......................................................................................................................... 55 O. Conflicts. ......................................................................................................................................... 55 iii

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 90 of 145 INTRODUCTION The Debtors propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor. Holders of Claims or Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. ALL HOLDERS OF CLAIMS OR INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “Ad Hoc Term Loan Lender Group” means the holders of Term Loan Claims set forth in the Verified Statement of the Ad Hoc Committee of Term Loan Holders Pursuant to Bankruptcy Rule 2019 [Docket No. 137] and represented by Brown Rudnick LLP, Quinn Emanuel Urquhart & Sullivan, LLP, and Perella Weinberg Partners LP. 2. “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims in the Chapter 11 Cases; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930. 3. “Administrative Claim Bar Date” means the deadline for filing requests for payment of Administrative Claims, which shall be 30 days after the Effective Date. 4. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 5. “Agent/Trustee” means, each of, and in each case in its capacity as such: (a) the DIP Agent; (b) the Credit Agreement Agent; (c) the Senior Notes Trustee; (d) the Exit Collateral Agent; (e) the Exit RBL/Term Loan A Facility Agent; and (f) the Exit Term Loan B Facility Agent. 6. “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim Filed by the Bar Date or a request for payment of an Administrative Claim Filed by the Administrative Claim Bar Date, as applicable (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order, a Proof of Claim or request for payment of Administrative Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim, as applicable, has been timely Filed; or (c) a Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim has been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, or that is not or has not been Allowed by a Final Order, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 91 of 145 Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. For the avoidance of doubt, a Proof of Claim Filed after the Bar Date or a request for payment of an Administrative Claim Filed after the Administrative Claim Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings. 7. “Amended Management Employment Agreement” means (a) the existing management compensation plans, and/or indemnification agreements of, or for the benefit of, the directors, officers, and management level employees of any of the Debtors in existence on the Agreement Effective Date (as defined in the Plan Support Agreement); and (b) the Existing Employment Agreements, in each case, as amended to include the following terms, as shall be set forth in the form of amended employment agreement to be filed with the Plan Supplement: (y) each employment agreement shall provide that the occurrence of the Effective Date constitutes a Change of Control (as defined therein) and (z) the definition of “Good Reason” as set forth in each employment agreement shall be amended to include termination by the respective employee of the employment agreement within the 30-day period commencing on the three (3) month anniversary of the Effective Date (upon 30 days’ written notice to the Reorganized Debtors). 8. “Assumed Executory Contract and Unexpired Lease List” means the list of Executory Contracts and Unexpired Leases that will be assumed by the Reorganized Debtors pursuant to the Plan, which list shall be included in the Plan Supplement, as may be amended, modified, or supplemented from time to time with the consent of the Required Consenting Revolver Lenders, the Required Consenting Term Loan Lenders, and the DIP Agent (such consent not to be unreasonably withheld or delayed) and in consultation with the Noteholder Group; provided that, for the avoidance of doubt, the Amended Management Employment Agreements shall be on the Assumed Executory Contract and Unexpired Lease List. 9. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies in these Chapter 11 Cases that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code. 10. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532. 11. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas. 12. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court. 13. “Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to such Claims, other than Administrative Claims, Claims held by Governmental Units, or other Claims or Interests for which the Bankruptcy Court entered an order excluding the holders of such Claims or Interests from the requirement of Filing Proofs of Claim. 14. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)). 15. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America. 16. “Cause of Action” or “Causes of Action” means any claims, interests, damages, liabilities, judgments, remedies, causes of action, controversies, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, interests, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non- contingent, liquidated or unliquidated, secured or unsecured, choate or inchoate, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, or equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362 2

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 92 of 145 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law preferential or fraudulent transfer or similar claim. 17. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 18. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 19. “Claims and Noticing Agent” means Prime Clerk LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order. 20. “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent. 21. “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 22. “Class 3 New Preferred Equity Class A Stock Pool” means the New Preferred Equity Class A Stock available for distribution to holders of Allowed Class 3 Claims in accordance with the New Preferred Equity Documentation in an aggregate amount of $390,635,705.06. 23. “Class 4 Preferred A Option” means the election available to each holder of an Allowed Class 4 Claim to receive, on account of such Allowed Class 4 Claim, its Pro Rata share of New Preferred Equity Class A Stock, which shall be available for distribution to each holder of an Allowed Class 4 Claim in accordance with the New Preferred Equity Documentation; provided that the maximum amount of New Preferred Equity Class A Stock available to all holders of Allowed Class 4 Claims who elect such option shall not exceed the aggregate amount of $64,134,335.87; provided, further, that each such holder’s share shall be equal to the product of $64,134,335.87 and the Allowed Term Loan Claims held by such holder as a percentage of the total Allowed Term Loan Claims. 24. “Class 4 Preferred B Option” means the election available to each holder of an Allowed Class 4 Claim to receive, on account of such Allowed Class 4 Claim, New Preferred Equity Class B Stock, which shall be available for distribution to each holder of an Allowed Class 4 Claim in accordance with the New Preferred Equity Documentation; provided that the maximum amount of New Preferred Equity Class B Stock available to all holders of Allowed Class 4 Claims who elect such option shall not exceed the aggregate amount of $126,010,623.26; provided, further, that each such holder’s share shall be equal to the product of $126,010,623.26 and the Allowed Term Loan Claims held by such holder as a percentage of the total Allowed Term Loan Claims. 25. “Class 5 New Preferred Equity Class A Stock Pool” means New Preferred Equity Class A Stock, which shall be available for distribution to each holder of an Allowed Class 5 Claim in accordance with the New Preferred Equity Documentation in an aggregate amount not to exceed $7,000,000.00. 26. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system. 27. “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 149], as may be reconstituted from time to time. 28. “Company” means VNR and each of its direct and indirect subsidiaries. 29. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A of the Plan having been (a) satisfied or (b) waived pursuant to Article IX.B of the Plan. 3

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 93 of 145 30. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 31. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on confirmation of the Plan, pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. 32. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 33. “Consenting Lenders” means, collectively, the Consenting Revolver Lenders and the Consenting Term Loan Lenders. 34. “Consenting Revolver Lender” means each Revolving Credit Facility Lender (or certain designated affiliates thereof) that is or becomes party to the Plan Support Agreement. 35. “Consenting Senior Noteholder” means each Senior Noteholder (or certain designated affiliates thereof) that is or becomes party to the Plan Support Agreement. 36. “Consenting Stakeholders” means, collectively, the Consenting Lenders and the Consenting Senior Noteholders. 37. “Consenting Term Loan Lender” means each Term Loan Lender (or certain designated affiliates thereof) that is or becomes party to the Plan Support Agreement, including the Ad Hoc Term Loan Lender Group. 38. “Consummation” means the occurrence of the Effective Date. 39. “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 1, 2017, by and among VNG as borrower, the guarantor parties thereto, the Credit Agreement Agent, and the lenders from time to time party thereto (as amended, restated or otherwise modified from time to time). 40. “Credit Agreement Agent” means Citibank, N.A., in its capacity as administrative agent pursuant to the Credit Agreement Documents, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Credit Agreement. 41. “Credit Agreement Documentation” means, collectively, the Credit Agreement, the Loan Documents (as defined in the Credit Agreement), the Secured Swap Agreements (as defined in the Credit Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents). For the avoidance of doubt, “Credit Agreement Documents” shall include all documentation related to the Revolving Credit Facility and the Term Loan. 42. “Credit Agreement Secured Parties” means the Credit Agreement Agent, the Revolving Credit Facility Lenders, the Swap Parties, the Term Loan Lenders, and any other party to whom obligations are owed by any Debtor under the Credit Agreement. 43. “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 44. “Cure Notice” means a notice to non-Debtor counterparties to Executory Contracts and/or Unexpired Leases that includes proposed Cure amounts. 45. “Debtors” means, collectively, each of the following: Vanguard Natural Resources, Inc.; Eagle Rock Acquisition Partnership, L.P.; Eagle Rock Acquisition Partnership II, L.P.; Eagle Rock Energy Acquisition Co., Inc.; 4

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 94 of 145 Eagle Rock Energy Acquisition Co. II, Inc.; Eagle Rock Upstream Development Company, Inc.; Eagle Rock Upstream Development Company II, Inc.; Escambia Asset Co. LLC; Escambia Operating Co. LLC; Vanguard Natural Gas, LLC; Vanguard Operating, LLC; and VNR Holdings, LLC. 46. “DIP Agent” means Citibank, N.A., in its capacity as administrative and collateral agent under the DIP Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement. 47. “DIP Credit Agreement” means the Superpriority Secured Debtor-in-Possession Credit Agreement dated as of April 3, 2019, by and among VNR, VNG, and the domestic subsidiaries thereof, the DIP Agent, and the DIP Lenders. 48. “DIP Facility” means the senior secured superpriority, priming secured debtor-in-possession credit facility in an aggregate principal amount of $130 million, on the terms set forth in the DIP Credit Agreement and the DIP Order, as applicable. 49. “DIP Facility Claim” means a Claim held by the DIP Lenders or the DIP Agent arising under or relating to the DIP Credit Agreement or the DIP Order, including any and all fees, interests paid in kind, and accrued but unpaid interest and fees arising under the DIP Credit Agreement and including, for the avoidance of doubt, any amount owed under the Revolving Credit Facility prior to the entry of the DIP Order that was “rolled up” into the DIP Facility under the DIP Order and the other DIP Loan Documents. 50. “DIP Lenders” means the lenders under the DIP Credit Agreement. 51. “DIP Loan Documents” means the DIP Credit Agreement and all other Loan Documents (as defined in the DIP Credit Agreement). 52. “DIP Order” means, collectively, (a) the Interim Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition First Lien Secured Parties and the Prepetition Second Lien Secured Parties Pursuant to Sections 361, 362, 363, and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, (V) Modifying the Automatic Stay, and (VI) Scheduling a Final Hearing [Docket No. 118] and (b) the Final Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition First Lien Secured Parties and the Prepetition Second Lien Secured Parties Pursuant to Sections 361, 362, 363, and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, and (V) Modifying the Automatic Stay [Docket No. 241]. 53. “DIP Secured Parties” means the DIP Lenders, the DIP Agent, the Issuing Banks (as defined in the DIP Credit Agreement), and the other Secured Parties (as defined in the DIP Credit Agreement). 54. “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities selected by the DIP Agent, in consultation with the Debtors and the Required Consenting Revolver Lenders, to make or facilitate distributions pursuant to the Plan. 55. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto. 56. “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement and the procedures for solicitation of the Disclosure Statement. 57. “Disputed” means, as to a Claim or an Interest, any Claim or Interest: (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law; (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which a timely objection or request for estimation has been Filed; and 5

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 95 of 145 (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 58. “Distribution Date” means the first date the Disbursing Agent will make distributions pursuant to the Plan, which shall be the Effective Date, or as soon thereafter as reasonably practicable. 59. “Distribution Record Date” means, other than with respect to publicly held securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the first day of the Confirmation Hearing. 60. “DTC” means the Depository Trust Company. 61. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect and (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A. of the Plan have been satisfied or waived in accordance with Article IX.B. of the Plan. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 62. “Employment Obligations” means any existing obligations to employees to be assumed, Reinstated, or honored, as applicable, (including the Amended Management Employment Agreements) in each case in accordance with Article IV.P of the Plan. 63. “Entity” means any entity, as defined in section 101(15) of the Bankruptcy Code. 64. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code. 65. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Exit RBL/Term Loan A Facility Secured Parties; (c) the Exit Term Loan B Facility Secured Parties; (d) the DIP Secured Parties; (e) the Credit Agreement Secured Parties; (f) each Agent/Trustee; (g) the Consenting Stakeholders; (h) the Ad Hoc Term Loan Lender Group, (i) the Noteholder Group; (j) any statutory committee appointed in the Chapter 11 Cases and each of its members; (k) each current and former Affiliate of each Entity in clause (a) through (j); and (l) each Related Party of each Entity in clause (a) through (j). 66. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 67. “Existing Employment Agreement” means each of the agreements in place as between the Company and each of the Chief Executive Officer, Chief Financial Officer, and General Counsel and Corporate Secretary as of the Petition Date. 68. “Exit Collateral Agent” means Citibank, N.A. (or its designee), in its capacity as a collateral agent under and pursuant to the terms of the Exit Facility Documentation. 69. “Exit Facilities” means, collectively, the Exit RBL/Term Loan A Facility and the Exit Term Loan B Facility. 70. “Exit Facility Agent” means, collectively, the Exit RBL/Term Loan A Facility Agent, the Exit Term Loan B Facility Agent, and the Exit Collateral Agent. 71. “Exit Facility Documentation” means the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility Documentation, and the applicable collateral agency agreements, collateral documents, mortgages, deeds of trust, Uniform Commercial Code statements, and other loan documents governing the Exit Facilities, which documents shall be included in the Plan Supplement, and which shall be consistent in all material respects with the Exit Facility Term Sheet. 6

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 96 of 145 72. “Exit Facility Loan Agreements” means those certain loan agreements memorializing the Exit Facilities, which shall be entered into among one or more of the Debtors or the Reorganized Debtors (as applicable), certain affiliates thereof that are obligors under the Exit Facilities, certain Exit Facility Agents, and the lenders thereunder. 73. “Exit Facility Term Sheet” means the term sheet attached as Exhibit B to the Plan Support Agreement. 74. “Exit RBL/Term Loan A Facility” means the first lien reserve-based revolving credit facility with an initial borrowing base of $65 million, and the term loan facility in the aggregate amount of $65 million, each of which shall be on such terms as set forth in the Exit RBL/Term Loan A Facility Documentation. 75. “Exit RBL/Term Loan A Facility Agent” means Citibank, N.A. (or any successor thereto), as administrative agent under the Exit RBL/Term Loan A Facility, solely in its capacity as such. 76. “Exit RBL/Term Loan A Facility Documentation” means, in connection with the Exit RBL/Term Loan A Facility, the applicable credit agreements, collateral documents, mortgages, deeds of trust Uniform Commercial Code statements, and other loan documents governing the Exit RBL/Term Loan A Facility, which documents shall be included in the Plan Supplement, and which shall be consistent in all material respects with the Exit Facility Term Sheet. 77. “Exit RBL/Term Loan A Facility Secured Parties” means (a) the lenders under the Exit RBL/Term Loan A Facility (including banks, financial institutions, institutional lenders, or other entities serving as agents, arrangers, book-runners, and/or letter of credit issuers thereto, each solely in their capacity as such), (b) certain lenders or affiliates of such lenders that are party to secured swap agreements with one or more of the Debtors or the Reorganized Debtors (as applicable), and (c) certain lenders or affiliates of such lenders that are party to treasury management agreements with one or more of the Debtors or the Reorganized Debtors (as applicable). 78. “Exit Term Loan B Facility” means the new term loan lending facility in the aggregate amount of $285 million, which shall be on such terms as set forth in the Exit Term Loan B Facility Documentation. 79. “Exit Term Loan B Facility Agent” means Citibank, N.A. (or any successor thereto), as administrative agent under the Exit Term Loan B Facility, solely in its capacity as such. 80. “Exit Term Loan B Facility Documentation” means, in connection with the Exit Term Loan B Facility, the applicable credit agreements, collateral documents, mortgages, deeds of trust, Uniform Commercial Code statements, and other loan documents governing the Exit Term Loan B Facility, which documents shall be included in the Plan Supplement, and which shall be consistent in all material respects with the Exit Facility Term Sheet. 81. “Exit Term Loan B Facility Secured Parties” means the lenders under the Exit Term Loan B Facility, including banks, financial institutions, institutional lenders, or other entities serving as agents, arrangers, book-runners, and/or letter of credit issuers thereto, each solely in their capacity as such. 82. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date. 83. “File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 84. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice. 7

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 97 of 145 85. “General Unsecured Claim” means any Claim, other than a Secured Claim, that is not (a) an Administrative Claim (including, for the avoidance of doubt, a Professional Fee Claim), (b) a Priority Tax Claim, (c) an Other Priority Claim, or (d) an Intercompany Claim. 86. “Governmental Unit” means any governmental unit, as defined in section 101(27) of the Bankruptcy Code. 87. “GUC Cash Recovery” means an amount of Cash sufficient to provide holders of Allowed Class 6 Claims (excluding any deficiency claim arising on account of Class 3 Claims, Class 4 Claims, or Class 5 Claims) a recovery of 2 percent on account of such Claims, provided that the GUC Cash Recovery shall not exceed, in aggregate, $600,000.00. 88. “GUC Cash Recovery Reserve” has the meaning set forth in Article IV.R.1 of the Plan. 89. “GUC Distribution Trust” means a trust established to hold and distribute the GUC Distribution Trust Assets in accordance with the GUC Distribution Trust Agreement, the Plan, and the Confirmation Order. 90. “GUC Distribution Trust Agreement” means the trust agreement, which shall be filed with an amendment to the Plan Supplement, and which shall be in form and substance reasonably acceptable to the Committee, the Debtors, and the DIP Agent, and which shall be consistent with the GUC Distribution Trust Procedures. 91. “GUC Distribution Trust Assets” means (a) $400,000 in Cash and (b) 50 percent of the proceeds of the GUC Distribution Trust Causes of Action. 92. “GUC Distribution Trust Causes of Action” means those Avoidance Actions that vest in the Reorganized Debtors which are not released or waived by the provisions of the Plan and which shall be prosecuted pursuant to the GUC Distribution Trust Procedures; provided that, for the avoidance of doubt, the GUC Distribution Trust Causes of Action shall not include any Claims or Causes of Action (i) released pursuant to the Plan or otherwise released or settled pursuant to a Court order, (ii) in respect of transactions authorized by order of the Court, including payments or other distributions made or authorized to be made in satisfaction of prepetition claims, or (iii) any preferential transfer claims pursuant to section 547 of the Bankruptcy Code against transferees who also received a Court-approved payment pursuant to a “first day” motion. 93. “GUC Distribution Trust Procedures” means the procedures governing prosecution of the GUC Distribution Trust Causes of Action, set forth in Article IV.R.3 of the Plan. 94. “GUC Distribution Trustee” means the Person selected by the Committee (with the reasonable consent of the Debtors and the DIP Agent) and designated in the GUC Distribution Trust Agreement to administer the GUC Distribution Trust, or any successor thereto. 95. “GUC Distribution Trustee Analysis” has the meaning set forth in Article IV.R.3 of the Plan. 96. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 97. “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’, officers’, and managers’ respective Affiliates. 98. “Intercompany Claim” means any Claim held by a Debtor or an Affiliate against a Debtor. 99. “Intercompany Interest” means any Interest held by a Debtor in another Debtor or non-Debtor subsidiary or Affiliate. 8

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 98 of 145 100. “Interest” means any Equity Security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor. 101. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001. 102. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code. 103. “Management Incentive Plan” means that certain post-Effective Date management incentive plan (if any), which shall be included in the Plan Supplement, and which shall be in form and substance acceptable to the Required Consenting Revolver Lenders and the DIP Agent. 104. “New Board” means the initial board of directors, members, or managers, as applicable, of Reorganized Vanguard. 105. “New Common Stock” means common stock of Reorganized Vanguard. 106. “New Organizational Documents” means the documents providing for corporate governance of the Reorganized Debtors, including charters, bylaws, operating agreements, the Shareholders Agreement, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with the Plan Support Agreement (and subject to the consent, approval, and consultation rights set forth therein) and section 1123(a)(6) of the Bankruptcy Code (as applicable). 107. “New Preferred Equity Class A Stock” means the new series of class A preferred stock to be issued by Reorganized Vanguard on the Effective Date on terms consistent in all material respects with the terms set forth in the New Preferred Equity Term Sheet and the New Preferred Equity Documentation. 108. “New Preferred Equity Class B Stock” means the new series of class B preferred stock to be issued by Reorganized Vanguard on the Effective Date on terms consistent in all material respects with the terms set forth in the New Preferred Equity Term Sheet and the New Preferred Equity Documentation. 109. “New Preferred Equity Documentation” means, in connection with the New Preferred Equity Class A Stock and New Preferred Equity Class B Stock, the applicable documents, to be dated as of the Effective Date, governing such equity, which documents shall (a) be included in the Plan Supplement; (b) shall be in form and substance reasonably acceptable to the Required Consenting Revolver Lenders, the Required Consenting Term Loan Lenders, and the Required Ad Hoc Term Loan Lender Group; and (c) shall be otherwise consistent in all material respects with the New Preferred Equity Term Sheet; provided that, for the avoidance of doubt, all of the directors for the initial term of the New Board shall be nominated by the Exit RBL/Term Loan A Facility Agent in consultation with the Entities designated to receive the New Preferred Equity Class A Stock on the Effective Date; provided, further, that any provision in the New Preferred Equity Documentation directly affecting the Consenting Senior Noteholders or the Noteholder Group or implementing the Settlement (as defined in the Plan Support Agreement) shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders. 110. “New Preferred Equity Term Sheet” means the term sheet attached as Exhibit C to the Plan Support Agreement. 111. “New Preferred Stock” means, collectively, the New Preferred Equity Class A Stock and the New Preferred Equity Class B Stock. 112. “Non-Executive Incentive Fund” shall mean the fund, in an amount to be determined (which amount shall be reasonably acceptable to the Debtors, the Required Consenting Revolver Lenders, the Required Ad Hoc Term Loan Lender Group, and the Required Consenting Term Loan Lenders), to be established after the Effective Date by the Reorganized Debtors, the proceeds of which shall be distributed to non-executive employees after the Effective 9

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 99 of 145 Date in furtherance of the Reorganized Debtors’ business plan, and on such other terms and conditions to be set forth in the Plan Supplement. 113. “Noteholder Group” means the holders of Senior Notes Claims set forth in the Joint Verified Statement of Porter Hedges LLP and Davis Polk & Wardwell LLP Pursuant to Federal Rule of Bankruptcy Procedure 2019 [Docket No. 84] and represented by Davis Polk & Wardwell LLP, Porter Hedges LLP, and Miller Buckfire & Co. 114. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 115. “Other Secured Claim” means any Secured Claim, other than a DIP Facility Claim, a Revolving Credit Facility Claim, a Secured Swap Claim, a Term Loan Claim, or a Senior Notes Claim, including any Secured Tax Claim or any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 116. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 117. “Petition Date” means March 31, 2019, the date on which the Debtors commenced the Chapter 11 Cases. 118. “Plan” means this Amended Joint Plan of Reorganization (as Modified) of Vanguard Natural Resources, Inc. and its Debtor Affiliates, including the Plan Supplement, which is incorporated herein by reference. 119. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors no later than five (5) days before the Voting Deadline or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) the New Organizational Documents; (b) the Exit Facility Documentation; (c) the New Preferred Equity Documentation; (d) the form of Amended Management Employment Agreements contemplated to be assumed pursuant to the Plan; (e) the identity and members of the New Board and any executive management for Reorganized Vanguard; (f) the Assumed Executory Contract and Unexpired Lease List; (g) the Rejected Executory Contract and Unexpired Lease List; (h) Schedule of Retained Causes of Action; (i) the form of Management Incentive Plan (if any); (j) the Restructuring Transactions Memorandum, and (k) any additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date, subject to the terms of the Plan and the Plan Support Agreement. The Debtors also will file the GUC Distribution Trust Agreement as part of the Plan Supplement prior to the Effective Date. 120. “Plan Support Agreement” means that certain Plan Support Agreement, dated as of May 8, 2019, by and among the Debtors and the Consenting Stakeholders, as may be further amended, modified, or supplemented from time to time, in accordance with its terms. 121. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 122. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class. 123. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 10

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 100 of 145 124. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses of Professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in Article II.B of the Plan. 125. “Professional Fee Claim” means a Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. 126. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount. 127. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date. 128. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. 129. “Rejected Executory Contract and Unexpired Lease List” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, with the consent of the Required Consenting Revolver Lenders, the Required Consenting Term Loan Lenders, and the DIP Agent (such consent not to be unreasonably withheld or delayed) and in consultation with the Noteholder Group; provided that, for the avoidance of doubt, the Amended Management Employment Agreements shall not be on the Rejected Executory Contract and Unexpired Lease List. 130. “Related Party” means, collectively, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns, subsidiaries, affiliates, managed accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals. 131. “Released Party” means, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each Consenting Stakeholder; (d) the Ad Hoc Term Loan Lender Group; (e) the Noteholder Group; (f) each DIP Secured Party; (g) each Credit Agreement Secured Party; (h) each Senior Noteholder; (i) each Exit RBL/Term Loan A Facility Secured Party; (j) each Exit Term Loan B Facility Secured Party; (k) each Agent/Trustee; (l) the Committee and each member of the Committee; (m) all Holders of Interests; (n) each current and former Affiliate of each Entity in clause (a) through(m); and (o) each Related Party of each Entity in clause (a) through (m); provided that any holder of a Claim or Interest that (x) validly opts out of the releases contained in the Plan or (y) files an objection to the releases contained in the Plan shall not be a “Released Party.” 132. “Releasing Party” means, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each Consenting Stakeholder; (d) the Ad Hoc Term Loan Lender Group; (e) the Noteholder Group; (f) each DIP Secured Party; (g) each Credit Agreement Secured Party; (h) each Senior Noteholder; (i) each Exit RBL/Term Loan A Facility Secured Party; (j) each Exit Term Loan B Facility Secured Party; (k) each Agent/Trustee; (l) the Committee and each member of the Committee; (m) all Holders of Claims; (n) all Holders of Interests; (o) each current and former Affiliate of each Entity in clause (a) through (n); and (p) each Related Party of each Entity in clause (a) through (n); provided that any holder of a Claim or Interest that (x) validly opts out of the releases contained in the Plan or (y) files an objection to the releases contained in the Plan shall not be a “Releasing Party.” 133. “Reorganized Debtors” means, collectively, a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date. 11

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 101 of 145 134. “Reorganized Vanguard” means, on or after the Effective Date, (a) VNR (which may change its name from “Vanguard Natural Resources, Inc.” or jurisdiction of incorporation from Delaware to a name or jurisdiction of incorporation, respectively, that shall be set forth in the Plan Supplement) or, if applicable, (b) any (i) successor or assign, by merger, consolidation, or otherwise (including any newly established corporation, partnership, or limited liability company) or (ii) other Reorganized Debtor designated to issue the New Common Stock or the New Preferred Stock, as applicable. 135. “Required Ad Hoc Term Loan Lender Group” means, as of the relevant date, members of the Ad Hoc Term Loan Lender Group holding more than 45 percent of the aggregate outstanding principal amount of the Term Loan Claims that are held by the Ad Hoc Term Loan Lender Group. 136. “Required Consenting Revolver Lenders” means, as of the relevant date, Consenting Revolver Lenders holding more than 50 percent of the aggregate outstanding principal amount of the Revolving Credit Facility that is held by Consenting Revolver Lenders; provided that the aggregate outstanding principal amount of the Revolving Credit Facility Loans held by Breaching Stakeholders (as such term is defined in the Plan Support Agreement) as of any time of determination shall be excluded from the determination of the Required Consenting Revolver Lenders. 137. “Required Consenting Senior Noteholders” means, as of the relevant date, Consenting Senior Noteholders holding more than 50 percent of the aggregate outstanding principal amount of the Senior Notes that are held by Consenting Senior Noteholders and that include at least two unaffiliated Consenting Senior Noteholders (if at least two unaffiliated Consenting Senior Noteholders exist); provided that the aggregate outstanding principal amount of the Senior Notes held by Breaching Stakeholders (as defined in the Plan Support Agreement) as of any time of determination shall be excluded from the determination of the Required Consenting Senior Noteholders. 138. “Required Consenting Term Loan Lenders” means, as of the relevant date, Consenting Term Loan Lenders holding more than 50 percent of the aggregate outstanding principal amount of the Term Loan that is held by Consenting Term Loan Lenders; provided that the aggregate outstanding principal amount of the Term Loans held by Breaching Stakeholders (as such term is defined in the Plan Support Agreement) as of any time of determination shall be excluded from the determination of the Required Consenting Term Loan Lenders. 139. “Restructuring Transactions” means the transactions described in Article IV.B of the Plan. 140. “Restructuring Transactions Memorandum” means a document, in form and substance reasonably acceptable to the Required Consenting Revolver Lenders and the Required Ad Hoc Term Loan Lender Group that may be included in the Plan Supplement that will, if applicable, set forth certain components of the Restructuring Transactions, including the identity of Reorganized Vanguard. 141. “Revolving Credit Facility” means the senior secured reserve-based revolving credit facility outstanding under the Credit Agreement. 142. “Revolving Credit Facility Claims” means the Claims arising under, derived from, or based upon the Revolving Credit Facility; provided that, for the avoidance of doubt, any amount owed under the Revolving Credit Facility prior to the entry of the DIP Order that was “rolled up” into the DIP Facility under the DIP Order and the other DIP Loan Documents shall not constitute a Revolving Credit Facility Claim. 143. “Revolving Credit Facility Lender” means each lender under the Revolving Credit Facility. 144. “Revolving Credit Facility Loan” means the revolving loans issued under and on the terms set forth in the Credit Agreement. 145. “Royalty and Working Interests” means the cost-bearing working interests granting the holder thereof the right to exploit oil and gas and associated hydrocarbons, and the non-cost-bearing royalties and mineral interests 12

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 102 of 145 in the production of hydrocarbons; but, in each case, only to the extent that the applicable interest is considered an interest in real property under applicable law. 146. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred by the Debtors, in consultation with the DIP Agent, pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time. 147. “Schedules” means, collectively, the schedules of assets and liabilities and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules, as they may be amended, modified, or supplemented from time to time. 148. “Section 510(b) Claim” means any Claim arising from: (a) rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors; (b) purchase or sale of such a security; or (c) reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. 149. “Secured Claim” means a Claim secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable holder’s interest in the applicable Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code. 150. “Secured Swap Claims” means, with respect to each Swap Party, individually, or all Swap Parties, collectively, as applicable, all Claims arising under or related to the Debtors’ prepetition swap transactions entered into between any Debtor and such Swap Party that are secured by the Credit Agreement Documentation, including all liabilities and obligations outstanding as of the Petition Date and all claims arising out of any termination of such transactions. 151. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 152. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law. 153. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 154. “Senior Noteholder” means the holders or investment advisors or managers of discretionary accounts that hold Senior Note Claims. 155. “Senior Notes” means the 9.0% senior secured second lien notes due 2024, issued pursuant to the Senior Notes Indenture. 156. “Senior Notes Claim Cash” means Cash payable to the Senior Notes Trustee related to the Chapter 11 Cases, in an amount set forth in the Confirmation Order and to be reasonably agreed upon by the Debtors, the Senior Notes Trustee, the Required Consenting Revolver Lenders, and the DIP Agent; provided that the aggregate amount of such Cash payable to the Senior Notes Trustee shall not exceed $60,000. 157. “Senior Notes Claims” means the Claims arising under the Senior Notes. 158. “Senior Notes Documentation” means collectively, the Senior Notes Indenture and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents). 13

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 103 of 145 159. “Senior Notes Indenture” means that certain Indenture dated August 1, 2017 (as amended, restated, modified or supplemented from time to time), by and among VNR as issuer, the guarantor parties thereto or in related transaction documentation, and the Senior Notes Trustee. 160. “Senior Notes Trustee” means Delaware Trust Company, in its capacity as trustee and collateral trustee under the Senior Notes Indenture, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Senior Notes Indenture. 161. “Shareholders Agreement” means the shareholders’ agreement, partnership agreement, or limited liability company agreement, as applicable, of Reorganized Vanguard with respect to the New Common Stock issued on the Effective Date, which shall include reasonable protections for minority holders of New Common Stock and which shall be in form and substance reasonably acceptable to the Required Consenting Revolver Lenders, the Required Ad Hoc Term Loan Lender Group, and the Required Consenting Senior Noteholders. 162. “Swap Party” means each Secured Swap Provider (as defined in the Credit Agreement) that is a holder of an Allowed Secured Swap Claim. 163. “Term Loan” means the term loans issued and on the terms set forth under the Credit Agreement. 164. “Term Loan Claims” means the Claims arising under, derived from, or based upon the Term Loan. 165. “Term Loan Lender” means each lender under the Term Loan. 166. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 167. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 168. “VNG” means Vanguard Natural Gas, LLC. 169. “VNR” means Vanguard Natural Resources, Inc. 170. “Voting Deadline” means July 2, 2019 at 5:00 p.m., prevailing Central Time. B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (9) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (10) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the 14

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 104 of 145 Plan; (11) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (12) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (13) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (14) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (15) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (16) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the relevant Debtor or the Reorganized Debtors, as applicable. E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between the Plan, and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such Plan document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control. 15

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 105 of 145 ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND DIP FACILITY CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Facility Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims. Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. B. Professional Fee Claims. 1. Final Fee Applications and Payment of Professional Fee Claims. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice, an opportunity to object, and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows by Final Order, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date. 2. Professional Fee Escrow Account. On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Reorganized Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. No liens, claims, or Interests shall encumber the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors; provided that, prior to the Effective Date, the Estates and, upon the Effective Date, the Reorganized Debtors, shall have a reversionary interest in the excess amount, if any, remaining in the Professional Fee Escrow Account after all such Allowed amounts owing to the Professionals have been paid in full. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited to the balance of funds held in the Professional Fee Escrow Account. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court and shall be subject to the Liens securing the Exit Facilities, without any further action by the lenders thereunder or order of the Bankruptcy Court. 16

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 106 of 145 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than fifteen (15) days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. 4. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Code. C. Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, as determined by (i) the Debtors with the consent of the Required Consenting Revolver Lenders and the DIP Agent or (ii) the Reorganized Debtors, each holder of such Allowed Priority Tax Claim shall either be (a) paid on the date due in the ordinary course of business in accordance with the terms and conditions of the applicable nonbankruptcy law giving rise to such Allowed Priority Tax Claim or (b) treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. D. DIP Facility Claims. As of the Effective Date, the DIP Facility Claims shall be Allowed Claims in the full amount outstanding under the DIP Loan Documents, including principal, interest, fees, and expenses. Except to the extent that a holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim (subject to the last sentence of this Article II.D), each holder of an Allowed DIP Facility Claim shall receive its Pro Rata share of participation in the Exit RBL/Term Loan A Facility and all commitments under the DIP Credit Agreement shall terminate. Upon the indefeasible payment or satisfaction in full of the DIP Facility Claims in accordance with the terms of this Article II.D, on the Effective Date all Liens and security interests granted to secure such obligations shall be automatically terminated and of no further force and effect, without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that 17

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 107 of 145 such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Not Entitled to Vote (Deemed to Class 1 Other Secured Claims Unimpaired Accept) Not Entitled to Vote (Deemed to Class 2 Other Priority Claims Unimpaired Accept) Revolving Credit Facility Claims and Class 3 Impaired Entitled to Vote Secured Swap Claims Class 4 Term Loan Claims Impaired Entitled to Vote Class 5 Senior Notes Claims Impaired Entitled to Vote Class 6 General Unsecured Claims Impaired Entitled to Vote Unimpaired/ Not Entitled to Vote Class 7 Intercompany Claims Impaired (Deemed to Accept or Reject) Unimpaired/ Not Entitled to Vote Class 8 Intercompany Interests Impaired (Deemed to Accept or Reject) Not Entitled to Vote Class 9 Existing Equity Interests Impaired (Deemed to Reject) Not Entitled to Vote Class 10 Section 510(b) Claims Impaired (Deemed to Reject) B. Treatment of Claims and Interests. Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of 18

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 108 of 145 an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter. 1. Class 1 - Other Secured Claims (a) Classification: Class 1 consists of any Other Secured Claims against any Debtor. (b) Treatment: Each holder of an Allowed Class 1 Claim shall receive, at the option of the applicable Debtor, with the consent of the Required Consenting Revolver Lenders and the DIP Agent: (i) payment in full in Cash of its Allowed Class 1 Claim; (ii) the collateral securing its Allowed Class 1 Claim; (iii) Reinstatement of its Allowed Class 1 Claim; or (iv) such other treatment rendering its Allowed Class 1 Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 2. Class 2 - Other Priority Claims (a) Classification: Class 2 consists of any Other Priority Claims against any Debtor. (b) Treatment: Each holder of an Allowed Class 2 Claim shall receive Cash in an amount equal to such Allowed Class 2 Claim on the later of (i) the Effective Date or (ii) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction, contract, or other agreement giving rise to such Allowed Class 2 Claim. (c) Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 3. Class 3 – Revolving Credit Facility Claims & Secured Swap Claims (a) Classification: Class 3 consists of all Revolving Credit Facility Claims and all Secured Swap Claims against any Debtor (including, for the avoidance of doubt, deficiency claims (if any) on account thereof). (b) Allowance: On the Effective Date, Class 3 Claims shall be Allowed in an aggregate amount equal to the value of the holders of such Claims’ interest in the collateral securing such Claims. (c) Treatment: Each holder of an Allowed Class 3 Claim shall receive a Pro Rata share of and interest in: 19

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 109 of 145 (i) the Exit Term Loan B Facility; (ii) the Class 3 New Preferred Equity Class A Stock Pool; and (iii) 75 percent of the New Common Stock, subject to dilution on account of the Management Incentive Plan (if any). (d) Voting: Class 3 is Impaired under the Plan. Therefore, holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan. 4. Class 4 – Term Loan Claims (a) Classification: Class 4 consists of all Term Loan Claims against any Debtor (including, for the avoidance of doubt, deficiency claims (if any) on account thereof). (b) Allowance: On the Effective Date, Class 4 Claims shall be Allowed in an aggregate amount equal to $126,010,623.26. (c) Treatment: Each holder of an Allowed Class 4 Claim shall receive a Pro Rata share and interest in: (i) at the option of each holder of an Allowed Class 4 Claim, either: (x) the Class 4 Preferred A Option or (y) the Class 4 Preferred B Option; provided that if any holder selects both Class 4 Preferred A Option and Class 4 Preferred B Option or fails to select either option, as of the applicable deadline, such holder shall receive the Class 4 Preferred B Option; and (ii) 10 percent of the New Common Stock, subject to dilution on account of the Management Incentive Plan (if any). (d) Voting: Class 4 is Impaired under the Plan. Therefore, holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan. 5. Class 5 – Senior Notes Claims (a) Classification: Class 5 consists of all Senior Notes Claims against any Debtor (including, for the avoidance of doubt, deficiency claims (if any) on account thereof). (b) Allowance: On the Effective Date, Class 5 Claims shall be Allowed in an aggregate amount equal to: (i) $80,722,487.00 in the principal amount outstanding; plus (ii) $908,128.00 in accrued and unpaid prepetition interest; plus (iii) the Senior Notes Claim Cash. (c) Treatment: Subject to the charging lien of the Senior Notes Trustee, each holder of an Allowed Class 5 Claim shall receive a Pro Rata share and interest in: (i) the Class 5 New Preferred Equity Class A Stock Pool; (ii) 15 percent of the New Common Stock, subject to dilution on account of the Management Incentive Plan (if any); and (iii) the Senior Notes Claim Cash. (d) Voting: Class 5 is Impaired under the Plan. Therefore, holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan. 20

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 110 of 145 6. Class 6 – General Unsecured Claims (a) Classification: Class 6 consists of all General Unsecured Claims against any Debtor (for the avoidance of doubt, Class 6 shall not include any deficiency claims on account of any Revolving Credit Facility Claims, Secured Swap Claims, Term Loan Claims, or Senior Notes Claims, if any, against any Debtor). (b) Treatment: To the extent such Claim has not already been paid in full during the Chapter 11 Cases, each holder of an Allowed Class 6 Claim shall receive: (i) 2 percent of the face amount of its Allowed Class 6 Claim; provided that (1) the total Cash distribution to all Holders of Allowed Class 6 Claims on account of such Allowed Class 6 Claims shall not exceed the GUC Cash Recovery and (2) for the avoidance of doubt, if the total amount of the Allowed Class 6 Claims is in excess of $30,000,000.00, the Cash recovery to each holder of an Allowed Class 6 Claim on account of the GUC Cash Recovery shall be reduced on a Pro Rata basis; and (ii) a Pro Rata share of the net distributable portion of the GUC Distribution Trust Assets. (c) Voting: Class 6 is Impaired under the Plan. Therefore, holders of Allowed General Unsecured Claims in Class 6 are entitled to vote to accept or reject the Plan. 7. Class 7 – Intercompany Claims (a) Classification: Class 7 consists of all Intercompany Claims. (b) Treatment: Class 7 Claim shall be, at the option of the Debtors, the Required Consenting Revolver Lenders, and the DIP Agent, either Reinstated, canceled and released without any distribution, or otherwise addressed at such parties’ discretion. (c) Voting: Class 7 is Impaired or Unimpaired under the Plan. Holders of Class 7 Claims are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 8. Class 8 – Intercompany Interests (a) Classification: Class 8 consists of all Intercompany Interests. (b) Treatment: Class 8 Interests shall be, at the option of the Debtors, the Required Consenting Revolver Lenders, and the DIP Agent, either Reinstated, canceled and released without any distribution, or otherwise addressed at such parties’ discretion. (c) Voting: Class 8 is Impaired or Unimpaired under the Plan. Holders of Class 8 Interests are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 21

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 111 of 145 9. Class 9 – Existing Equity Interests (a) Classification: Class 9 consists of all Existing Equity Interests. (b) Treatment: Each Class 9 Interest will be canceled, released, and extinguished, and will be of no further force or effect. Each holder of an Interest will not receive any distribution on account of such Interest. (c) Voting: Class 9 is Impaired. Holders of Class 9 Interests are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders Class 9 Claims are not entitled to vote to accept or reject the Plan. 10. Class 10 – Section 510(b) Claims (a) Classification: Class 10 consists of all Section 510(b) Claims. (b) Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any such Claim exists, may only become Allowed by Final Order of the Bankruptcy Court. The Debtors are not aware of any valid Section 510(b) Claim and believe that no such Section 510(b) Claim exists. (c) Treatment: Class 10 Claims shall be discharged, cancelled, released, and extinguished without any distribution to holders of such claims. (d) Voting: Class 10 is Impaired. Holders (if any) of Allowed Class 10 Claims are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders (if any) of Allowed Class 10 Claims are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. F. Intercompany Interests. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be 22

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 112 of 145 owned by the applicable Reorganized Debtor, unless otherwise specified in the Restructuring Transactions Memorandum. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests. As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the DIP Facility Claims, the Revolving Credit Facility Claims, the Secured Swap Claims, the Term Loan Claims, or the Senior Notes Claims, as applicable, and (2) any claim to avoid, subordinate, or disallow any DIP Facility Claim, Revolving Credit Facility Claim, Secured Swap Claim, Term Loan Claim, or Senior Notes Claim, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment) or otherwise. In particular, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates and implements the Settlement (as defined in the Plan Support Agreement), a compromise and settlement of several issues and disputes among the Debtors and certain Revolving Credit Facility Lenders, Term Loan Lenders, Senior Noteholders, and the Committee and its members designed to achieve a reasonable and effective resolution of the Chapter 11 Cases. The Settlement constitutes a settlement of potential litigation on the part of the Consenting Stakeholders, including potential litigation related to the valuation of the Debtors’ assets, the allocation of asset values and certain other claims and causes of action. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019 (whether pursuant to the Plan Support Agreement or otherwise), and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise (including as contemplated by the Plan Support 23

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 113 of 145 Agreement and including the terms contemplated therein) is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. B. Restructuring Transactions. On the Effective Date, or following the entry of the Confirmation Order and prior to the Effective Date, to the extent set forth in the Restructuring Transactions Memorandum, if applicable, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in the Plan and the Restructuring Transactions Memorandum, if applicable, including the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan. C. Reorganized Debtors. On the Effective Date, the New Board shall be established, and the Reorganized Debtors shall adopt their New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. D. Sources of Consideration for Plan Distributions. The Reorganized Debtors shall fund distributions under the Plan with: (1) Cash on hand, including Cash from operations; (2) the Exit Facilities; and (3) the issuance and distribution of the New Preferred Stock and the New Common Stock. 1. Issuance of New Preferred Stock and New Common Stock. On the Effective Date, Reorganized Vanguard shall issue the New Preferred Stock and the New Common Stock pursuant to the Plan and the New Preferred Equity Documentation, as applicable. The issuance of the New Common Stock, including options, or other equity awards, if any, reserved for the Management Incentive Plan (if any), by Reorganized Vanguard shall be authorized without the need for any further corporate action or without any further action by the holders of Claims or Interests. Reorganized Vanguard shall be authorized to issue a certain number of shares, units, or equity interests (as the case may be based on how the New Preferred Stock and the New Common Stock is denominated) of the New Preferred Stock and the New Common Stock required to be issued under the Plan and pursuant to its New Organizational Documents. On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan. 24

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 114 of 145 All of the shares, units or equity interests (as the case may be based on how the New Preferred Stock and the New Common Stock is denominated) of the New Preferred Stock and the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. 2. Exit Facilities. The Reorganized Debtors shall enter into the Exit Facilities on the Effective Date, on terms set forth in the Exit Facility Documentation. The terms of the Exit Facilities shall be consistent with the Exit Facility Term Sheet and Exit Facility Documentation, as applicable. Entry of the Confirmation Order shall be deemed approval of the Exit Facilities (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facilities, including the Exit Facility Documentation, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate the Exit Facilities. On the later of (i) the Effective Date and (ii) the satisfaction of the DIP Facility Claims in accordance with Article II.D of the Plan, all of the Liens and security interests to be granted in accordance with the Exit Facility Documentation (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the applicable collateral in accordance with the respective terms of the Exit Facility Documentation, (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit Facility Documentation, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood, however, that perfection shall occur automatically by virtue of the entry of the Confirmation Order (subject solely to the occurrence of the Effective Date) and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. E. Corporate Existence. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), the New Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, in each case to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). 25

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 115 of 145 F. Treatment of Royalty and Working Interests. Notwithstanding any other provision in the Plan, on and after the Effective Date, all Royalty and Working Interests shall be preserved and remain in full force and effect in accordance with the terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, and no Royalty and Working Interests shall be compromised or discharged by the Plan; provided that the forgoing shall not apply to any granting instrument or other governing document giving rise to a Royalty and Working Interest that is an Executory Contract or Unexpired Lease that has been rejected in accordance with the Plan. For the avoidance of doubt and notwithstanding anything to the contrary in the preceding sentence, any right to payment (including interest) arising from a Royalty and Working Interest (including as a consequence of the rejection of an Executory Contract or Unexpired Lease), if any, shall be treated as a Claim under the Plan and shall be treated in accordance therewith (including, for the avoidance of doubt, by discharge or cure, if applicable). G. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions) or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan (including, for the avoidance of doubt, the Exit Facility Documentation) or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. H. Cancellation of Existing Securities and Agreements. On the later of (i) the Effective Date and (ii) the satisfaction of the DIP Facility Claims in accordance with Article II.D of the Plan, except to the extent otherwise provided in the Plan Support Agreement, the Plan, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, the Debtors’ obligations under all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of, or parties to, such instruments, securities, and other documentation will have no rights against the Debtors arising from or relating to such instruments, securities, and other documentation, except the rights provided for pursuant to this Plan. Notwithstanding anything to the contrary herein or the Confirmation Order, but subject to any applicable provisions of Article VI, the DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation shall continue in effect solely to the extent necessary to: (1) permit holders of Claims under DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation to receive distributions under the Plan, as applicable; (2) permit the Debtors, the Reorganized Debtors, the DIP Agent, the Credit Agreement Agent, and the Senior Notes Trustee to make distributions on account of the Allowed Claims under the DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation and on account of the Secured Swap Claims, as applicable; (3) preserve any rights of the DIP Agent, the Credit Agreement Agent, the Senior Notes Trustee (or any respective predecessor or successor thereof), or the Swap Parties as against any money or property distributable to holders of DIP Facility Claims, Revolving Credit Facility Claims, Secured Swap Claims, Term Loan Claims, or Senior Notes Claims, respectively, including any priority in respect of payment of fees, expenses, or indemnification and the right to exercise any charging lien; (4) preserve all rights, remedies, indemnities, powers, and protections of the Senior Notes Trustee (including all rights to payment of fees and expenses) as against the Senior Noteholders and any exculpations in favor of the Senior Notes Trustee as an Exculpated Party pursuant to Article VIII.E of the Plan; (5) allow the DIP Agent, the Credit Agreement Agent, and, subject to the terms of the Senior Notes Documentation, the Senior Notes Trustee to enforce any rights and obligations owed to any of the foregoing under this Plan or the Confirmation Order; and (6) permit the DIP Agent, the Credit Agreement Agent, and, subject to the terms of the Senior Notes Documentation, the Senior Notes Trustee to appear and be heard in the Chapter 11 Cases. Except as provided in this Plan (including Article VI of this Plan), on the Effective Date, the DIP Agent, the Credit Agreement Agent, and the Senior Notes Trustee, and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement, the Credit Agreement Documentation, and the Senior Notes Documentation, as applicable. The commitments and obligations (if any) of the 26

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 116 of 145 DIP Secured Parties, the Credit Agreement Secured Parties, and/or the Senior Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the DIP Loan Documents, the Credit Agreement Documentation, and the Senior Notes Documentation, as applicable, shall fully terminate and be of no further force or effect on the Effective Date. To the extent that any provision in a DIP Loan Document, the DIP Order, or the Credit Agreement Documentation is of a type that survives repayment of the subject indebtedness, such provisions shall remain in effect notwithstanding satisfaction of the DIP Facility Claims, the Revolving Credit Facility Claims, the Term Loan Claims, or the Secured Swap Claims. Any right, remedy, claim, interest, indemnity, protection, and/or exculpation preserved in this Article IV.H shall survive and remain in full force and effect and shall not be released, discharged or affected in any way by the terms of the Plan or the Confirmation Order, notwithstanding anything to the contrary contained herein or therein. As a condition precedent to receiving any distribution on account of its Senior Notes Claim, each Senior Noteholder shall be deemed to have surrendered its Senior Notes and other documentation underlying its Senior Note Claim in accordance with the Senior Notes Indenture, and all Senior Notes and such other documentation shall be deemed to be cancelled as set forth in, and subject to the exceptions set forth in, this Article IV.H. I. Corporate Action. On the Effective Date, or following the entry of the Confirmation Order and prior to the Effective Date, to the extent set forth in the Restructuring Transactions Memorandum, if applicable, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Employment Obligations; (2) selection of the directors and officers for the Reorganized Debtors; (3) the distribution of the New Preferred Stock and the New Common Stock; (4) implementation of the Restructuring Transactions; (5) entry into the Exit Facility Documentation; (6) adoption of the New Organizational Documents; (7) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (8) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtor, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Preferred Stock, the New Common Stock, the New Organizational Documents, the Exit Facility Documentation (as applicable), and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law. J. New Organizational Documents. On the Effective Date, or following the entry of the Confirmation Order and prior to the Effective Date, to the extent set forth in the Restructuring Transactions Memorandum, if applicable, the organizational documents of each of the Debtors shall be amended, amended and restated, or replaced as may be necessary to effectuate the transactions contemplated or permitted by the Plan. On the Effective Date, or following the entry of the Confirmation Order and prior to the Effective Date, to the extent set forth in the Restructuring Transactions Memorandum, if applicable, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state or country of incorporation if and to the extent required in accordance with the corporate laws of the respective state or country of incorporation. The New Organizational Documents will prohibit the issuance of non-voting equity securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, the Reorganized Debtors may amend and restate New Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of 27

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 117 of 145 incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents. K. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and all of the directors for the initial term of the New Board shall be nominated by the Exit RBL/Term Loan A Facility Agent in consultation with the Entities designated to receive the New Preferred Equity Class A Stock on the Effective Date. The New Board shall initially consist of five (5) members. In subsequent terms, the directors shall be selected in accordance with the New Organizational Documents of the Reorganized Debtors. The members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. L. Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. M. Certain Securities Law Matters. 1. The offering, issuance, and distribution of the New Preferred Stock, and the New Common Stock, as contemplated by Article IV.D of this Plan, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities in accordance with, and pursuant to, section 1145 of the Bankruptcy Code. Such New Preferred Stock and New Common Stock will be freely tradable in the United States by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the New Organizational Documents. 2. If the ownership of the New Preferred Stock or the New Common Stock is reflected through the facilities of DTC, neither the Debtors, the Reorganized Debtors, nor any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Preferred Stock and the New Common Stock under applicable securities laws. 3. DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Preferred Stock and the New Common Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. 4. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Preferred Stock and the New Common Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. N. Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any 28

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 118 of 145 mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for any or all of the Exit Facilities, as applicable; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. O. Management Incentive Plan. On the Effective Date, the Reorganized Debtors, in consultation with the Required Consenting Revolver Lenders and the Required Ad Hoc Term Loan Lender Group, may implement the Management Incentive Plan (if any), which shall be Filed with the Plan Supplement. P. Employee Matters. Except with respect to the Amended Management Employment Agreements, which shall be treated as set forth in Article IV.P.1. herein, on the Effective Date, the Debtors shall have assumed each of the written contracts, agreements, policies, programs and plans for compensation, bonuses, reimbursement, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the Debtors’ current and former employees, directors, officers, and managers, including executive compensation programs and existing compensation arrangements for the employees of the Debtors (but excluding any severance agreements with any of Debtors’ former employees) that are set forth in the Assumed Executory Contract and Unexpired Lease List. Except to the extent provided by Article VIII of the Plan, nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such employment agreements. 1. Amendment of Employment Agreements. On the Effective Date, the Reorganized Debtors shall assume the Amended Management Employment Agreements. 2. Non-Executive Incentive Fund. On the Effective Date, Reorganized Vanguard shall fund the Non-Executive Incentive Fund, the proceeds of which shall be allocated by the New Board in its discretion to non-management employees of Reorganized Vanguard. 3. Retiree Matters. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. 29

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 119 of 145 Q. Preservation of Causes of Action. 1. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Reorganized Debtors, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, which, for the avoidance of doubt, shall become property of the Reorganized Debtors, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. 2. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. 3. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. R. The GUC Distribution Trust. 1. Establishment of the GUC Distribution Trust. On the Effective Date, the Debtors will establish the GUC Distribution Trust in order to maximize the distribution available to holders of Allowed Class 6 Claims. The GUC Distribution Trust will have no objective other than as set forth in, and shall fulfill its purpose in accordance with, the GUC Distribution Trust Agreement. On the Effective Date, the GUC Distribution Trust Assets shall irrevocably vest and be deemed to vest in the GUC Distribution Trust in accordance with section 1141 of the Bankruptcy Code or as otherwise set forth in the GUC Distribution Trust Agreement. The GUC Distribution Trust will hold the GUC Distribution Trust Assets for the benefit of the beneficiaries thereof, subject to the GUC Distribution Trust Agreement. On the Effective Date, the Reorganized Debtors shall fund $600,000.00 to the GUC Distribution Trust to be placed in a segregated account and held in trust by the GUC Distribution Trustee (the “GUC Cash Recovery Reserve”). Upon final determination of the Allowed Class 6 Claims, the GUC Distribution Trustee shall provide notice to the Reorganized Debtors of the total amount of Allowed Class 6 Claims. The Trustee shall then make a distribution from the GUC Cash Recovery Reserve to Allowed Class 6 Claims of their respective GUC Cash Recovery. If the amount necessary to make the 2% distribution is less than the $600,000.00 held as the GUC Cash Recovery Reserve, then the Trustee will refund the remaining balance of the $600,000.00 to the Reorganized Debtors. 30

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 120 of 145 Conversely, and for the avoidance of doubt, if the total amount of the Allowed Class 6 Claims is in excess of $30,000,000.00, the recovery to each holder of an Allowed Class 6 Claim on account of the GUC Cash Recovery shall be reduced on a Pro Rata basis. 2. Rights and Powers of the GUC Distribution Trustee. The GUC Distribution Trustee shall be selected by the Committee (with the reasonable consent of the Debtors and the DIP Agent) and the GUC Distribution Trustee’s appointment shall be approved by the Confirmation Order. The GUC Distribution Trustee’s activities shall be limited to (a) prosecuting objections to Claims asserted as Class 6 Claims; (b) exercising its rights under the GUC Distribution Trust Procedures; (c) distributing GUC Distribution Trust Assets to Holders of Allowed Class 6 Claims; and (d) such other limited activities as are necessary to the proper execution of the foregoing. The GUC Distribution Trustee’s rights shall include the right to (a) object to or otherwise contest Claims asserted as Class 6 Claims (including, for the avoidance of doubt, claims arising from the rejection of Executory Contracts and Unexpired Leases), whether asserted in a Proof of Claim or scheduled by a Debtor and (b) assert any and all rights of setoff, counterclaims, recoupment claims, and claims under contracts, insofar as such rights relate to the objection or contest of any Class 6 Claim (together, the “GUC Distribution Trust Claim Rights”). The GUC Distribution Trustee shall have the authority to reasonably retain any professionals necessary to assist the GUC Distribution Trustee in carrying out its duties under the GUC Distribution Trust Agreement; provided that any such professionals shall be compensated solely from GUC Distribution Trust Assets and in no event shall the GUC Distribution Trustee or any of its professionals have or make any claim for reimbursement of fees or expenses against any Person other than the GUC Distribution Trustee or any property other than the GUC Distribution Trust Assets. Further, the GUC Distribution Trustee shall have the authority to pay its professionals out of the GUC Distribution Trust Assets. The Debtors or the Reorganized Debtors, as appropriate, will cooperate with the Committee and its Professionals or the GUC Distribution Trustee and its Professionals, as applicable, solely in relation to the activities of the GUC Distribution Trustee expressly authorized hereunder, including by providing reasonable, good-faith access to personnel, systems, and books and records to the extent and at such times as providing such access will not interfere with the discharge of the primary obligations of the Debtors, the Reorganized Debtors, and their respective personnel. To the extent that the Debtors or Reorganized Debtors determine that responding to any particular information request from the GUC Distribution Trustee requires the Debtors, the Reorganized Debtors, or their personnel to expend material time or resources outside the ordinary course of their operations or responsibilities, the Debtors, the Reorganized Debtors, or their personnel shall communicate the same to the GUC Distribution Trustee, together with a range of expected costs to satisfy such information request. Such parties shall work in good faith to address any disputes arising in connection with such cost analysis. The GUC Distribution Trust shall satisfy any agreed-upon cost expenditures; in the absence of such agreement, the GUC Distribution Trustee may withdraw its information request, the Debtors or the Reorganized Debtors, may determine to not satisfy such request, and all parties’ rights are reserved to raise any such disputes with the Bankruptcy Court. 3. The GUC Distribution Trust Procedures. Prosecution, if any, of all GUC Distribution Trust Causes of Action shall be conducted pursuant to the procedures outlined herein. The Debtors or Reorganized Debtors, as applicable, shall provide to the GUC Distribution Trustee, a confidential list of potential GUC Distribution Trust Causes of Action (which list may be shared with the GUC Distribution Trustee’s professionals on a confidential basis) (the “Confidential List”) no later than 180 days after the Effective Date. At any time prior to the date that is twenty-one (21) days after receiving the Confidential List, the GUC Distribution Trustee may (but is not required to) submit one or more lists in writing of GUC Distribution Trust Causes of Action that the GUC Distribution Trustee recommends be pursued by the Reorganized Debtors (or at the direction of the Reorganized Debtors) (the “GUC Distribution Trustee Analysis”) and shall indicate which, if any, of the listed 31

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 121 of 145 GUC Distribution Trust Causes of Action are directly related to Class 6 Claims that are subject to the GUC Distribution Trust Claim Rights (the “Objection-Related Chapter 5 Causes of Action”). If, within twenty-one (21) days of receiving the GUC Distribution Trustee Analysis, the Reorganized Debtors (or their designated professional or agent): (a) communicate to the GUC Distribution Trustee that the Reorganized Debtors will not pursue a GUC Distribution Trust Cause of Action identified in the Confidential List or the GUC Distribution Trustee Analysis, such identified GUC Distribution Trust Cause of Action shall not be pursued and no litigation shall be commenced with respect to such identified GUC Distribution Trust Cause of Action; provided that, if such identified GUC Distribution Trust Cause of Action is an Objection-Related Chapter 5 Cause of Action, the GUC Distribution Trustee shall be authorized to commence solely that litigation as may be necessary (if any) in order to exercise its GUC Distribution Trust Claim Rights with respect to the Objection-Related Chapter 5 Causes of Action; provided further that, for the avoidance of doubt, the GUC Distribution Trustee shall not pursue any affirmative recovery in connection with such Objection-Related Chapter 5 Cause of Action; (b) do not communicate, either in the affirmative or the negative, their agreement to pursue a GUC Distribution Trust Cause of Action identified in the Confidential List or the GUC Distribution Trustee Analysis, the GUC Distribution Trustee shall request confirmation that the Reorganized Debtors take no position on such action, and upon such confirmation or if the Reorganized Debtors make no response to the requested confirmation within five (5) Business Days of its transmission, the GUC Distribution Trustee shall be authorized to pursue solely such identified GUC Distribution Trust Causes of Action; or (c) communicate to the GUC Distribution Trustee that the Reorganized Debtors agree to the pursuit of a Post-Confirmation Trust Cause of Action identified in the Confidential List or the GUC Distribution Trustee Analysis, the GUC Distribution Trustee shall be authorized to pursue such identified GUC Distribution Cause of Action at the direction of the Reorganized Debtors (including with respect to any direction provided regarding settlement of any such identified GUC Distribution Trust Cause of Action). For the avoidance of doubt, the GUC Distribution Trustee shall select its own counsel, subject to the consent of the Reorganized Debtors (which consent shall not be unreasonably withheld). For the avoidance of doubt, 50 percent of the proceeds of the litigation or settlement of the GUC Distribution Trust Causes of Action, whether pursued by the GUC Distribution Trustee or the Reorganized Debtors, shall be GUC Distribution Trust Assets. Notwithstanding anything in the Plan or the GUC Distribution Trust Agreement to the contrary, prior to the division of the proceeds of the litigation or settlement of a GUC Distribution Trust Cause of Action prosecuted under either Article IV.R.3 (b) or (c), the attorneys responsible for prosecuting the respective GUC Distribution Trust Cause of Action shall be paid from the gross proceeds pursuant to the fee arrangement previously agreed to by the Reorganized Debtors and the GUC Distribution Trustee for the prosecution of such GUC Distribution Trust Causes of Action. S. Tax Treatment of the GUC Distribution Trust 1. Liquidating Trust Treatment The GUC Distribution Trust may be classified as a “liquidating trust” under section 301.7701-4(d) of the Treasury Regulations and qualify as a “grantor trust” under section 671 of the Tax Code. In such case, any beneficiaries of such GUC Distribution Trust would be treated as grantors and deemed owners thereof and, for all United States federal income tax purposes, any beneficiaries would be treated as if they had received a distribution from the Debtors of an undivided interest in the assets of the GUC Distribution Trust and then contributed such undivided interest to the vehicle. If this treatment applies, the person or persons responsible for administering the 32

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 122 of 145 GUC Distribution Trust shall, in an expeditious but orderly manner, make timely distributions to beneficiaries of the GUC Distribution Trust pursuant to the Plan and not unduly prolong its duration. No entity-level tax should be imposed on the GUC Distribution Trust with respect to earnings generated by the assets held by the GUC Distribution Trust. Each beneficiary must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit, if any, recognized or incurred by the GUC Distribution Trust, even if no distributions are made. Allocations of taxable income with respect to the GUC Distribution Trust shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately before such deemed distribution, the GUC Distribution Trust had distributed all of their other assets (valued for this purpose at their tax book value) to the beneficiaries, taking into account all prior and concurrent distributions from the GUC Distribution Trust. Similarly, taxable losses of the GUC Distribution Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets. The tax book value of the assets for this purpose shall equal their respective fair market values on the Effective Date or, if later, the date such assets were acquired, adjusted in either case in accordance with the tax accounting principles prescribed by the applicable provisions of the Tax Code, Treasury Regulations and other applicable administrative and judicial authorities and pronouncements. The character of items of income, gain, loss, deduction and credit to any Holder of a beneficial interest in the GUC Distribution Trust, and the ability of such Holder to benefit from any deductions or losses, may depend on the particular circumstances or status of the Holder. Taxable income or loss allocated to a beneficiary should be treated as income or loss with respect to the interest of such beneficiary in the GUC Distribution Trust and not as income or loss with respect to such beneficiary’s applicable Claim or Interest. In the event any tax is imposed on the GUC Distribution Trust, the person or persons responsible for administering the GUC Distribution Trust shall be responsible for payment, solely out of the assets of the GUC Distribution Trust of any taxes imposed on the GUC Distribution Trust. 2. Disputed Ownership Fund Treatment With respect to any of the assets of the GUC Distribution Trust that are subject to potential disputed claims of ownership or uncertain distributions, the GUC Distribution Trust may be subject to disputed ownership fund treatment under Section 1.468B-9 of the Treasury Regulations. Under such treatment, a separate federal income tax return shall be filed with the IRS for any such account. Any taxes (including with respect to earned interest, if any) imposed on the GUC Distribution Trust as a result of this treatment shall be paid out of the assets of the GUC Distribution Trust (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). To the extent property is not distributed to U.S. Holders of applicable Claims on the Effective Date but, instead, is transferred to any such account, although not free from doubt, U.S. Holders should not recognize any gain or loss on the date that the property is so transferred. Instead, gain or loss should be recognized when and to the extent property is actually distributed to such U.S. Holders. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases. The Debtors shall file the Assumed Executory Contract and Unexpired Lease List and the Rejected Executory Contract and Unexpired Lease List as part of the Plan Supplement. On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed rejected by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified on the Assumed Executory Contract and Unexpired Lease List; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Bankruptcy Court order; (4) are the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (5) is a contract, instrument, release, or other agreement or document entered into in connection with the Plan or the Restructuring Transactions. For the avoidance of doubt, if an Executory Contract and Unexpired Lease is inadvertently included on both the Assumed Executory Contract and Unexpired Lease List and the Rejected Executory Contract and Unexpired Lease 33

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 123 of 145 List, such Executory Contract or Unexpired Lease shall be rejected by the applicable Reorganized Debtor pursuant to the Plan. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contract and Unexpired Lease List, or the Rejected Executory Contract and Unexpired Lease List, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contract and Unexpired Lease List and the Rejected Executory Contract and Unexpired Lease List, subject to, in each case, the consent of the Required Consenting Revolver Lenders, the Required Consenting Term Loan Lenders, and the DIP Agent (such consent not to be unreasonably withheld or delayed) and in consultation with the Noteholder Group, at any time up to sixty (60) days after the Effective Date. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.6 hereof. C. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed. No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall provide Cure Notices to counterparties to Executory Contracts and Unexpired Leases, which shall include a description of the procedures for objecting to assumption thereof based on the proposed Cure amounts or the Reorganized Debtors’ ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by the counsel to the Debtor no later than the date and time specified in the notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented to such assumption or Cure amount. 34

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 124 of 145 On the Effective Date, the Debtors or the Reorganized Debtors shall fund an escrow, in consultation with the DIP Agent, the Consenting Revolver Lenders, and the Ad Hoc Term Loan Lender Group, with the Cure amounts listed on the Cure Notices (or such amount otherwise agreed to by the Debtors or the Reorganized Debtors and the applicable counterparty to an Executory Contract or Unexpired Lease) for each Executory Contract and Unexpired Lease included on the Assumed Executory Contract and Unexpired Lease List. Subject to the subsequent paragraph, the Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, within ninety (90) days of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before the later of (i) thirty (30) days after the Effective Date or (ii) thirty (30) days after the applicable Executory Contract or Unexpired Lease is added to the Assumed Executory Contract and Unexpired Lease List. Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. D. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to rejected Executory Contracts or Unexpired Leases. E. Indemnification Provisions. All Indemnification Provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the Indemnification Provisions in place prior to the Effective Date. 35

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 125 of 145 The Debtors shall maintain tail coverage under any directors’ and officers’ insurance policies for the six-year period following the Effective Date on terms no less favorable than under, and with an aggregate limit of liability no less than the aggregate limit of liability under, the directors’ and officers’ existing insurance policies. In addition to such tail coverage, the directors’ and officers’ insurance policies shall remain in place in the ordinary course during the Chapter 11 Cases. The Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including the “tail policy”) in effect prior to the Effective Date, and any directors and officers of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date. Notwithstanding anything herein to the contrary, the Debtors shall retain the ability to supplement such directors’ and officers’ insurance policies as the Debtors deem necessary, including purchasing any tail coverage. F. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. G. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each assumed and assigned Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. H. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. I. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. J. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. 36

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 126 of 145 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims and Interests Allowed as of the Effective Date. Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the holder of the applicable Claim or Interest, on the first Distribution Date, the Disbursing Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in accordance with Article II.A, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.C of the Plan, and (3) Allowed Class 6 Claims shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business, notwithstanding anything to the contrary in Article II.C. A Distribution Date shall occur no less frequently than once in every thirty (30) day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion. Notwithstanding anything to the contrary herein, all distributions to the Senior Noteholders shall be subject to the right of the Senior Notes Trustee to assert its charging lien, and all distributions of Senior Notes Claim Cash shall be made to the Senior Notes Trustee on the Effective Date. B. Disbursing Agent. Other than with respect to distribution of the GUC Distribution Trust Assets, all distributions under the Plan shall be made by the Disbursing Agent on the Effective Date or as soon as practicable thereafter. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. D. Delivery of Distributions of GUC Distribution Trust Assets. All distributions of GUC Distribution Trust Assets to holders of Allowed Class 6 Claims entitled to recovery from the GUC Distribution Trust shall be made by the GUC Distribution Trustee and governed by the GUC Distribution Trust Agreement. 37

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 127 of 145 E. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. For the avoidance of doubt, the Distribution Record Date shall not apply to the Debtors’ publicly held securities, the holders of which shall receive a distribution in accordance with provisions of the Plan and, as applicable, the customary procedures of DTC on or as soon as practicable after the Effective Date.” 2. Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided, further, that the address for each holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that holder. 3. Minimum Distributions. No fractional shares of New Preferred Stock or New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Preferred Stock or New Common Stock that is not a whole number, the actual distribution of shares of New Preferred Stock or New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Preferred Stock or New Common Stock to be distributed to holders of Allowed Claims and Allowed Interests (as applicable) shall be adjusted as necessary to account for the foregoing rounding. For distribution purposes (including rounding), DTC will be treated as a single holder. 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred. F. Manner of Payment. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. G. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, and any applicable withholding agents shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, the 38

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 128 of 145 Reorganized Debtors, the Disbursing Agent, and any applicable withholding agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. H. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. I. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, so long as Class 6 votes to accept the Plan, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. J. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date. K. Setoffs and Recoupment. Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and holder of Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder. In no event shall any holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment. L. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery 39

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 129 of 145 on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Allowance of Claims. After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date (unless such Claim is deemed Allowed pursuant to this Plan or the Confirmation Order). The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. B. Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.Q of the Plan. Any objections to Claims and Interests other than General Unsecured Claims shall be served and filed on or before the 180th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. All Claims and Interests other than General Unsecured Claims not objected to by the end of such 180-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court. Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors or Reorganized Debtors dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or 40

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 130 of 145 defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. C. Estimation of Claims. Before, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding the forgoing, (i) the Debtors shall not seek to estimate, under section 502(c) of the Bankruptcy Code or otherwise, any unliquidated Priority Tax Claim, solely to the extent that the liquidation of such Priority Tax Claim will occur after the Effective Date of the Plan and (ii) the holder of any such unliquidated Priority Tax Claim shall file an amended proof of claim after such Priority Tax Claim is liquidated; provided that if any holder of an unliquidated Priority Tax Claim does not file an amended claim as set forth herein, the Debtors may then seek to estimate such claim under section 502 of the Bankruptcy Code. D. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. E. Time to File Objections to Claims. Any objections to Claims shall be Filed on or before the later of (a) one-hundred-eighty (180) days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by a Final Order of the Bankruptcy Court for objecting to such claims. F. Disallowance of Claims or Interests. Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors. All Proofs of Claim Filed on account of an Indemnification Provision shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Provision is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. 41

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 131 of 145 Except as otherwise provided herein or as agreed to by the Reorganized Debtors, any and all Proofs of Claim Filed after the Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of a Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. H. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. I. No Interest. Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, so long as Class 6 votes to accept the Plan, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim; provided that interest on any Disputed Priority Tax Claim that (i) becomes an Allowed Priority Tax Claim and (ii) is treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code shall accrue and be paid in accordance with section 1129 (a)(9)(C) of the Bankruptcy Code. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. 42

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 132 of 145 B. Release of Liens. Except as otherwise provided in the Exit Facility Documentation, the Plan, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors (with the consent of the Required Consenting Revolver Lenders and the DIP Agent) elect to reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors or Reorganized Debtors. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such mortgage, deed of trust, Lien, pledge, or other security interest, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such mortgages, deeds of trust, Liens, pledges, or other security interests. C. Releases by the Debtors. Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party and its respective assets and property are, and are deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their Related Parties, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or Cause of Action against, or interest in, a Debtor or other Entity (or that any holder of any claim, interest, or Cause of Action could have asserted on behalf of the Debtors), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, execution, amendment, or filing of the Plan Support Agreement, the Exit RBL/Term Loan A Facility, the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility, the Exit Term Loan B Facility Documentation, the New Preferred Equity Documentation, the DIP Facility, the DIP Credit Agreement, the DIP Loan Documents, the Credit Agreement, the Credit Agreement Documentation, the Revolving Credit Facility, the Term Loan, the Senior Notes Indenture, the Senior Notes, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Chapter 11 Cases (including the filing thereof), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan (including the New Preferred Stock and the New Common Stock), or the distribution of property under the Plan or any other related agreement, the business or contractual arrangements between any Debtor and any Released Party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Plan 43

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 133 of 145 Support Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL/Term Loan A Facility Documentation and the Exit Term Loan B Facility Documentation. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in this Article VIII.C by the Debtors, the Reorganized Debtors, and their Estates, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute its finding that each release described in this Article VIII.C is: (1) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement and compromise of such Causes of Action; (2) in the best interest of the Debtors, the Reorganized Debtors, and their Estates and all holders of Interests and Causes of Action; (3) fair, equitable, and reasonable; (4) given and made after due notice and opportunity for hearing; and (5) subject to the terms and provisions herein, a bar to the Debtors, the Reorganized Debtors, and their Estates asserting any Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their assets and property. D. Releases by Holders of Claims and Interests. Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, each Released Party and its respective assets and property are, and are deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Debtor, Reorganized Debtor, the Debtors’ Estates and each Releasing Party, in each case on behalf of themselves and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, execution, amendment, or filing of the Plan Support Agreement, the Exit RBL/Term Loan A Facility, the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility, the Exit Term Loan B Facility Documentation, the New Preferred Equity Documentation, the DIP Facility, the DIP Credit Agreement, the DIP Loan Documents, the Credit Agreement, the Credit Agreement Documentation, the Revolving Credit Facility, the Term Loan, the Senior Notes Indenture, the Senior Notes, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document relating to any of the foregoing, created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Chapter 11 Cases (including the filing thereof), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan (including the New Preferred Stock and the New Common Stock), or the distribution of property under the Plan or any other related agreement, the business or contractual arrangements between any Debtor and any Released Party, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, the Plan Support Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL/Term Loan A Facility Documentation and the Exit Term Loan B Facility Documentation or any Claim or obligation arising under the Plan or (b) any Person from any claim or Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence by such Person. For the avoidance of doubt, nothing in this Plan shall be deemed to be, or construed as, a release, waiver, or discharge of any of the Indemnification Provisions. 44

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 134 of 145 E. Exculpation. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, amendment, or filing or termination of the Plan Support Agreement and related transactions, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Exit RBL/Term Loan A Facility, the Exit RBL/Term Loan A Facility Documentation, the Exit Term Loan B Facility, the Exit Term Loan B Facility Documentation, the New Preferred Equity Documentation, the DIP Facility, the DIP Credit Agreement, the DIP Loan Documents, the Credit Agreement, the Credit Agreement Documentation, the Revolving Credit Facility, the Term Loan, the Senior Notes Indenture, the Senior Notes, or any Restructuring Transaction, contract, instrument, release or other agreement or document relating to the foregoing created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Chapter 11 Cases (including the filing thereof), the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan (including the New Preferred Stock and the New Common Stock), or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted bad faith, gross negligence, actual fraud, or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above shall not operate to waive or release the rights of any Entity to enforce this Plan, the Plan Support Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit RBL/Term Loan A Facility Documentation and the Exit Term Loan B Facility Documentation or any claim or obligation arising under the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. F. Injunction. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims, Causes of Action, or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Causes of Action, or interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims, Causes of Action, or interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims, Causes of Action, or interests; (4) asserting any right of setoff, subrogation, recoupment, or other similar legal or equitable right of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims, Causes of Action, or interests unless such holder has Filed a motion requesting the right to perform such legal or equitable right on or before the Effective Date, and notwithstanding an indication of a claim, Cause of Action, or interest or otherwise that such holder asserts, has, or intends to preserve any such right pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims, Causes of Action, or interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all holders of Claims and Interests and their Related Parties shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. 45

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 135 of 145 Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F of the Plan. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. J. SEC Rights Reserved. Nothing in the Plan or the Confirmation Order (1) releases any Entity (other than the Debtors and Reorganized Debtors, who shall be released as set forth in the Plan) from any Claim or cause of action of the SEC; or (2) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, causes of action, proceedings, or investigations against any Entity (other than the Debtors and Reorganized Debtors) in any forum. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the occurrence of the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: 1. the Plan Support Agreement shall not have been terminated as to all the Consenting Stakeholders and remains in full force and effect as to the Consenting Stakeholders that remain party thereto; 2. the Plan, the Confirmation Order, the Disclosure Statement, and the Disclosure Statement Order must be, in form and substance, reasonably acceptable to the Required Consenting Revolver Lenders, the Exit Facility Agent, and the Required Ad Hoc Term Loan Lender Group and any provision in the Plan, the Confirmation Order, the Disclosure Statement, and the Disclosure Statement Order directly affecting the Consenting Senior Noteholders or the Noteholder Group or implementing the Settlement (as defined in the Plan Support Agreement) must be, in form and substance, reasonably acceptable to the Required Consenting Senior Noteholders; 46

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 136 of 145 3. the Plan, the Confirmation Order, the Disclosure Statement, and the Disclosure Statement Order must be, in form and substance, acceptable to the DIP Secured Parties; 4. all documents necessary to consummate this Plan shall have been executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred) contained therein shall have been satisfied or waived in accordance therewith; 5. the Disclosure Statement Order and the Confirmation Order shall have been entered, consistent in all material respects with the Plan Support Agreement, and such orders (a) shall not have been vacated or stayed, (b) shall not have been modified or amended in a manner inconsistent with the Plan Support Agreement, and (c) shall have become Final Orders; 6. the Bankruptcy Court shall have entered the DIP Orders and the DIP Orders shall not have been vacated, stayed, revised, modified, or amended in any manner without the prior written consent of the DIP Agent and, to the extent set forth in the DIP Orders, the Credit Agreement Agent, and there shall be no default or event of default existing under the DIP Credit Agreement or the DIP Orders; 7. the Amended Management Employment Agreements shall be assumed; 8. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; 9. the Professional Fee Escrow Account shall have been established and funded with the Professional Fee Amount; 10. the Exit Facilities, in form and substance materially consistent with the Plan Support Agreement and Exit Facility Term Sheet, shall have been consummated (with all conditions precedent thereto having been satisfied or waived); 11. the New Preferred Stock and the New Common Stock, in form and substance materially consistent with the Plan Support Agreement, New Preferred Equity Documentation, and New Preferred Equity Term Sheet, shall have been issued and the Senior Notes Claim Cash shall have been paid; 12. all accrued and unpaid reasonable and documented fees and expenses of the Consenting Stakeholders (including any advisors thereto) in connection with the Restructuring Transactions shall have been paid in accordance with the terms and conditions set forth in the Plan Support Agreement, the DIP Orders, the DIP Credit Agreement, and the Credit Agreement, as applicable; 13. the final version of the schedules, documents, and exhibits contained in the Plan Supplement, and all other schedules, documents, supplements and exhibits to the Plan, shall be consistent with the Plan Support Agreement in all material respects and otherwise approved by the parties to the Plan Support Agreement consistent with their respective consent and approval rights as set forth therein; 14. the Debtors shall have conducted a good faith analysis of, and produced a written report in form and substance reasonably acceptable to the Required Consenting Revolver Lenders and the DIP Agent regarding, the Executory Contracts or Unexpired Leases, including the Cure costs associated therewith, and such written report shall have been delivered to the Required Consenting Revolver Lenders and the DIP Agent; 15. any and all requisite governmental, regulatory, and third-party approvals and consents shall have been obtained; and 16. the Debtors shall have implemented the Restructuring Transactions and all transactions contemplated herein in a manner consistent in all respects with the Plan Support Agreement, the Plan, and the Plan Supplement. 47

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 137 of 145 B. Waiver of Conditions. The conditions to Confirmation and Consummation set forth in this Article IX may be waived by the Debtors, with the written consent of the Required Consenting Revolver Lenders and the DIP Agent, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan; provided that, notwithstanding the foregoing or anything else contained in this Plan to the contrary and so long as the Plan Support Agreement has not been terminated as to the Ad Hoc Term Loan Lender Group or as to the Consenting Senior Noteholders, the Debtors shall not waive the conditions to Confirmation and Consummation set forth in Article IX.A. 1, 2, 4, 5, 11, 12, 13, or 16 without the written consent of the Required Ad Hoc Term Loan Lender Group or the Required Consenting Senior Noteholders, respectively. C. Effect of Failure of Conditions. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan; provided that any modification or amendment that affects in any way (i) the Credit Agreement Secured Parties, the Credit Agreement Documentation, or the treatment of the Revolving Credit Facility Claims, the Secured Swap Claims, or the Term Loan Claims shall require the consent of the Credit Agreement Agent, (ii) the DIP Secured Parties, the DIP Loan Documents, or the treatment of the DIP Facility Claims shall require the consent of the DIP Agent, (iii) the Senior Noteholders or the Senior Notes Documentation shall require the consent of the Senior Notes Trustee, or (iv) the Exit RBL/Term Loan A Facility Secured Parties, the Exit Term Loan B Facility Secured Parties, or the Exit Facility Documentation shall require the consent of the applicable Exit Facility Agent; provided, further, that so long as the Plan Support Agreement has not been terminated as to the Ad Hoc Term Loan Lender Group any modification or amendment that directly affects the Ad Hoc Term Loan Lender Group, including any modification or amendment to Article III.B.4 (including the treatment described therein or any defined terms used therein or applicable thereto) or Article IX of the Plan (solely with respect to those conditions precedent that require the written consent of the Required Ad Hoc Term Loan Lender Group to waive), shall require the consent of the Required Ad Hoc Term Loan Lender Group; provided, further, that so long as the Plan Support Agreement has not been terminated as to the Consenting Senior Noteholders, any modification or amendment to Article IX of the Plan (solely with respect to those conditions precedent that require the written consent of the Required Consenting Senior Noteholders to waive) shall require the consent of the Required Consenting Senior Noteholders. B. Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. 48

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 138 of 145 C. Revocation or Withdrawal of Plan. Subject to the terms of the Plan Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure amounts pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 7. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement; 8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 49

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 139 of 145 9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; 10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan; 11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII hereof and enter such orders as may be necessary to implement such releases, injunctions, and other provisions; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.L hereof; 13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 14. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; 15. enter an order concluding or closing the Chapter 11 Cases; 16. adjudicate any and all disputes arising from or relating to distributions under the Plan; 17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; 20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article VIII hereof; 22. enforce all orders entered by the Bankruptcy Court in the Chapter 11 Cases; and 23. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents and the Exit Facilities and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. 50

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 140 of 145 ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non- Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing such Chapter 11 Cases or an order of dismissal or conversion, whichever comes first. D. Statutory Committee and Cessation of Fee and Expense Payment. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date. E. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. 51

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 141 of 145 G. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: 1. if to the Debtors, to: Vanguard Natural Resources, Inc. 5847 San Felipe, Suite 3000 Houston, Texas 77057 Attention: R. Scott. Sloan (President and CEO) Jonathan Curth (General Counsel) Email address: ssloan@vnrenergy.com jcurth@vnrenergy.com with copies to: Kirkland & Ellis LLP 609 Main Street Houston, Texas 77008 Facsimile: (713) 836-3601 Attention: Brian E. Schartz, P.C. Email: brian.schartz@kirkland.com and Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Facsimile: (212) 446-4900 Attention: Christopher Marcus, P.C. Aparna Yenamandra Email: christopher.marcus@kirkland.com aparna.yenamandra@kirkland.com and Blank Rome LLP 717 Texas Avenue, Suite 1400 Houston, Texas 77002 Facsimile: (713) 228-6605 Attention: James T. Grogan Philip M. Guffy E-Mail: jgrogan@blankrome.com pguffy@blankrome.com 2. if to a Consenting Lender, to: Citibank, N.A. 811 Main Street, Suite 4000 Houston, TX 77002 Attention: Mr. Phil Ballard E-mail: phil.ballard@citi.com 52

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 142 of 145 with copies to: Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Attention: Mitchell Seider Annemarie Reilly E-mail: mitchell.seider@lw.com annemarie.reilly@lw.com and Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071 Attention: Adam Malatesta E-mail: adam.malatesta@lw.com and Hunton Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 Attention: Timothy A. “Tad” Davidson II E-mail: TadDavidson@huntonak.com and, with respect to those certain Term Loan Lenders represented by Brown Rudnick, LLP, with copies to: Brown Rudnick LLP One Financial Center Boston, Massachusetts 02111 Attention: Robert Stark Steven Pohl E-mail: rstark@brownrudnick.com spohl@brownrudnick.com 3. if to a Consenting Senior Noteholder, to: Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 Attention: John F. Higgins Eric M. English M. Shane Johnson Email: jhiggins@porterhedges.com eenglish@porterhedges.com sjohnson@porterhedges.com and Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: Brian M. Resnick 53

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 143 of 145 Benjamin M. Schak E-mail: brian.resnick@davispolk.com benjamin.schak@davispolk.com After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities; provided that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. H. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Entire Agreement. Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. J. Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://cases.primeclerk.com/VNR or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. K. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent. L. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any 54

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 144 of 145 liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. M. Closing of Chapter 11 Cases. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. N. Waiver or Estoppel. Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. O. Conflicts. Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. [Remainder of Page Intentionally Left Blank] 55

Case 19-31786 Document 582 Filed in TXSB on 07/09/19 Page 145 of 145 Dated: July 8, 2019 VANGUARD NATURAL RESOURCES, INC. on behalf of itself and all other Debtors /s/ R. Scott Sloan R. Scott Sloan President and Chief Executive Officer Vanguard Natural Resources, Inc.